EXHIBIT 2.1
                                                                     -----------

                                                               EXECUTION VERSION








                            STOCK PURCHASE AGREEMENT
                             DATED AS OF MAY 1, 2007
                                  BY AND AMONG
                            ADVANCED CONCEPTS, INC.,
                         JOHN REGISTER AND FRANK WHITE,
                          L-1 IDENTITY SOLUTIONS, INC.
                                       AND
                                 JOHN REGISTER,
                            AS SELLERS REPRESENTATIVE


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                                TABLE OF CONTENTS
                                                                            PAGE


Article 1   THE TRANSACTIONS; CLOSING........................................1

      1.1   Purchase and Sale of Shares......................................1

      1.2   General..........................................................2

      1.3   Closing..........................................................5

      1.4   Determination of Closing Purchase Price..........................5

      1.5   Earnout..........................................................6

      1.6   Escrow...........................................................9

      1.7   Withholding Rights...............................................9

Article 2   REPRESENTATIONS AND WARRANTIES CONCERNING SELLERS................9

      2.1   Title............................................................9

      2.2   No Conflict......................................................9

      2.3   Validity and Enforceability.....................................10

      2.4   Litigation......................................................10

Article 3   REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND
            HOLDINGS........................................................10

      3.1   Organization, Power and Standing................................10

      3.2   Subsidiaries....................................................10

      3.3   Foreign Qualifications..........................................11

      3.4   Due Authorization; No-Conflict..................................11

      3.5   Validity and Enforceability.....................................12

      3.6   Capitalization..................................................12

      3.7   Financial Information...........................................13

      3.8   No Material Adverse Changes.....................................14

      3.9   Material Contracts..............................................15

      3.10  Government Contracts............................................16

      3.11  Real Property...................................................18

      3.12  Personal Property and Assets....................................19

      3.13  Intellectual Property...........................................20

      3.14  Accounts and Notes Receivable...................................22

      3.15  Warranty Claims.................................................23

      3.16  Business Relationships..........................................23

      3.17  Regulatory and Legal Compliance.................................23

      3.18  Licenses and Permits............................................24



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                                TABLE OF CONTENTS
                                   (CONTINUED)
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      3.19  Tax Matters.....................................................24

      3.20  Litigation......................................................26

      3.21  Employees and Compensation......................................26

      3.22  ERISA; Compensation and Benefit Plans...........................26

      3.23  Environmental Matters...........................................28

      3.24  Insurance.......................................................29

      3.25  Affiliate Transactions..........................................30

      3.26  Absence of Undisclosed Liabilities..............................30

      3.27  Brokers.........................................................30

      3.28  Export Controls.................................................30

      3.29  Certain Payments................................................30

      3.30  Purchase Commitments............................................31

      3.31  Corporate Records...............................................31

      3.32  Banks; Power of Attorney........................................31

Article 4   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................32

      4.1   Investment Representations......................................32

      4.2   Organization and Authority; Consents; No-Conflict...............32

      4.3   Validity and Enforceability.....................................32

      4.4   Litigation......................................................33

      4.5   Brokers.........................................................33

      4.6   Financial Ability...............................................33

Article 5   COVENANTS OF THE COMPANY, THE SELLERS AND THE PURCHASER.........33

      5.1   Conduct of the Business.........................................33

      5.2   Access..........................................................36

      5.3   Efforts; Cooperation............................................37

      5.4   Financial Statements............................................37

      5.5   Nonsolicitation.................................................38

      5.6   Confidentiality.................................................38

      5.7   Noncompetition..................................................39

      5.8   Injunctive Relief...............................................39



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                                TABLE OF CONTENTS
                                   (CONTINUED)
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      5.9   Reasonable Restrictions.........................................40

      5.10  Company Intellectual Property...................................40

      5.11  General Release.................................................40

      5.12  Incentive Plans; Key Employee Noncompetition Agreements.........40

      5.13  Joinder.........................................................41

      5.14  Notice of Certain Events........................................41

      5.15  Employees and Benefit Plans.....................................41

      5.16  Collection of Accounts Receivable...............................42

      5.17  S-Corporation Election..........................................42

      5.18  Patriot.........................................................43

Article 6   COVENANTS OF THE PURCHASER......................................43

      6.1   Representations and Warranties..................................43

      6.2   Efforts.........................................................43

      6.3   Confidentiality.................................................43

      6.4   Financing.......................................................43

      6.5   Indemnification of Directors and Officers.......................43

Article 7   TAX COVENANTS...................................................43

      7.1   Consistent Tax Reporting........................................43

      7.2   Tax Periods Ending on or Before the Closing Date................44

      7.3   Tax Periods Beginning Before and Ending After the Closing
            Date............................................................44

      7.4   Cooperation on Tax Matters......................................45

      7.5   Control of Audits...............................................45

      7.6   Certain Taxes...................................................46

      7.7   FIRPTA..........................................................46

Article 8   CONDITIONS TO CLOSING...........................................46

      8.1   Conditions to Obligations of the Purchaser......................46

      8.2   Conditions to Obligations of the Company and the Sellers........48

Article 9   TERMINATION.....................................................49

      9.1   Termination.....................................................49

      9.2   Effect of Termination...........................................50

Article 10  SURVIVAL; INDEMNIFICATION.......................................51



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                                TABLE OF CONTENTS
                                   (CONTINUED)
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      10.1  Survival........................................................51

      10.2  Indemnification Limits..........................................52

      10.3  Indemnification by the Selling Stockholders.....................52

      10.4  Indemnification by the Purchaser................................53

      10.5  Procedures for Indemnification..................................53

      10.6  Right of Set-Off................................................54

      10.7  Escrow Agreement................................................54

      10.8  Adjustment to Purchase Price....................................55

      10.9  Limitations on Remedies.........................................55

Article 11  MISCELLANEOUS...................................................55

      11.1  Notices.........................................................55

      11.2  Severability and Governing Law; Forum...........................57

      11.3  Amendments, Waivers.............................................57

      11.4  Expenses........................................................57

      11.5  Successors and Assigns..........................................57

      11.6  Entire Agreement................................................58

      11.7  Counterparts....................................................58

      11.8  Headings........................................................58

      11.9  Further Assurances..............................................58

      11.10 Third Party Beneficiaries.......................................58

      11.11 No Strict Construction..........................................58

      11.12 Publicity.......................................................58

      11.13 Schedules and Exhibits..........................................58

      11.14 Waiver of Jury Trial............................................59

      11.15 Exclusive Agent for Sellers.....................................59

      11.16 Rights and Remedies.............................................59

      11.17 Knowledge of the Company........................................59

      11.18 Construction....................................................60

Article 12  DEFINITIONS.....................................................60


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                            STOCK PURCHASE AGREEMENT

            This Stock Purchase Agreement (this "Agreement") is entered into as of May 1, 2007 by and among Advanced Concepts, Inc., a Maryland corporation (the "Company"), John Register and Frank White (each, a "Selling Stockholder" and together, the "Selling Stockholders"), L-1 Identity Solutions, Inc., a Delaware corporation (the "Purchaser"), and John Register, solely in his capacity as the Sellers Representative (as hereinafter defined).

                                  Introduction

            WHEREAS, the Selling Stockholders own all of the outstanding shares of common stock, no par value per share (the "Shares"), of the Company, which constitutes all of the issued and outstanding shares of capital stock of the Company.

            WHEREAS, the Selling Stockholders will effect the following transactions prior to the Closing (as hereinafter defined): (a) the Selling Stockholders shall contribute all of their Shares to a newly-formed Maryland limited liability company ("Holdings," and together with the Selling Stockholders, the "Sellers"), (b) Holdings shall elect to be treated as an "S corporation" as provided in Section 1362(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (c) Holdings shall make an election to treat the Company as a "qualified subchapter S subsidiary" as provided in Section 1361(b)(3)(B) of the Code and the Treasury Regulations thereunder (collectively, the "Pre-Closing Transactions").

            WHEREAS, upon completion of the Pre-Closing Transactions, the Selling Stockholders will own all of the issued and outstanding membership interests of Holdings (the "Interests"), and Holdings will own all of the issued and outstanding Shares.

            WHEREAS, the Selling Stockholders wish to cause Holdings to sell the Shares to the Purchaser on the terms set forth herein. The Pre-Closing Transactions, the purchase of the Shares and the other transactions contemplated hereby or by the other Transaction Documents are sometimes collectively referred to herein as the "Transactions."

            WHEREAS, the parties intend that, for federal and all applicable state, local and foreign tax purposes, the Transactions will be treated as a purchase by the Purchaser of the assets of the Company.

            An index of defined terms used herein is set forth in Article 12.

            NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE 1

                            THE TRANSACTIONS; CLOSING

      1.1 PURCHASE AND SALE OF SHARES. In reliance upon the representations and warranties contained herein, and subject to the terms and conditions hereof, at the Closing, the Selling Stockholders agree to cause Holdings to sell to the



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Purchaser, and the Purchaser agrees to purchase from Holdings, the Shares. At the Closing, the Selling Stockholders will cause Holdings to execute and deliver assignments transferring the Shares to the Purchaser free and clear of all Liens, other than restrictions on transfers under applicable securities laws.

      1.2   GENERAL.

            (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

            "Base Purchase Price" means $71,500,000.

            "Business Day" means any day of the year on which national banking institutions in the State of Delaware are open to the public for conducting business and are not required or authorized to close.

            "Closing Purchase Price" means the sum of the Base Purchase Price, plus the amount, if any, by which the Closing Working Capital exceeds $4,655,786 or minus the amount, if any, by which the Closing Working Capital is less than $4,655,786, all as finally determined in accordance with Section 1.4.

            "Closing Working Capital" means (i) the consolidated cash and cash equivalents, inventory, accounts receivable, prepaid expenses and all other current assets of the Company as of immediately prior to the Closing (net of all applicable reserves), minus (ii) the consolidated liabilities of the Company as of immediately prior to the Closing (including accounts payable, accrued Taxes and accrued expenses), excluding for this purpose all Indebtedness and Transaction Expenses paid by or on behalf of the Sellers at the Closing. The Closing Working Capital shall be determined in a manner consistent with the Company's past accounting principles, methods, practices and conventions and calculated in accordance with Schedule 1.2(b)(i); provided that the Closing Working Capital shall in all events be determined in accordance with GAAP.

            "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, commitment, work order, task order, statement of work or other arrangement, whether written or oral.

            "Escrow" means five percent (5%) of the Closing Purchase Price paid at Closing, which will be deposited at the Closing with the Escrow Agent pursuant to the Escrow Agreement.

            "Escrow Agent" means Computershare Trust Company, Inc., a limited purpose trust company.

            "Escrow Agreement" means the Escrow Agreement among the Purchaser, the Sellers Representative and the Escrow Agent, in substantially the form of
Exhibit 1.2.

            "Estimated Closing Purchase Price" means the estimate of the Closing Purchase Price set forth on the Estimated Closing Purchase Price Certificate.



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            "GAAP" means generally accepted accounting principles in the United
States of America, consistently applied.

            "Gross Profits" means, with respect to any period, the Revenue for such period less the costs of direct labor, subcontractors, travel, and other direct costs corresponding to such Revenue, as well as indirect costs included or allocated to cost of Revenues in the Company's financial statements provided to the Purchaser, all determined in a manner consistent with the manner in which Gross Profit of $19,295,715 is calculated in line item 3 of Schedule 1.2(a) attached hereto; provided that Revenues and cost of Revenues shall in all events be determined in accordance with GAAP.

            "Indebtedness" means with respect to the Company (i) all principal, interest, fees, prepayment and redemption premiums or penalties, expenses and other obligations or amounts in respect of borrowed money, notes, bonds, debentures and other debt securities, interest rate, currency or other hedging arrangements, letters of credit or similar extensions of credit, and/or installment purchases incurred by the Company prior to the Closing, or required to be paid in order to discharge fully all such amounts as of the Closing (other than capital leases and trade payables not overdue by more than ninety (90) days and incurred in the ordinary course of business); (ii) all obligations of the type referred to in clause (i) for the payment of which the Company is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (iii) all obligations of the type referred to in clauses (i) and (ii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of the Company (whether or not such obligation is assumed by such Person).

            "Liens" means liens, charges, claims, deeds of trust, easements, encumbrances, leases, mortgages, options, pledges, proxies, rights of first refusal, security interests, voting trusts or agreements and restrictions or limitations of any kind, including any transfer restrictions.

            "Revenue" means the gross revenues of the Company determined in a manner consistent with the Company's past accounting, principles, methods, practices and conventions (as reflected in the Financial Statements) from the sale of services to customers by the Company less (i) all discounts, rebates and allowances, (ii) all sales, use, tariff, import/export duties and other excise Taxes, and (iii) all credits to customers because of the rejection or return of products or services (including credits or reserves relating to differences between provisional and actual overhead and general and administrative rates, including bid and proposal costs and research and development costs); provided that Revenue shall in all events be determined in accordance with GAAP. Revenue shall include only services that have been billed or are billable for work actually performed under the terms of an executed Contract with the applicable customer.

            "Transaction Expenses" means the aggregate fees, costs, expenses and obligations incurred by or on behalf of the Company, or for which the Company is liable, in connection with the Transactions including all (i) amounts in respect of legal, accounting, investment banking and other similar fees and expenses through and including the Closing Date and (ii) employee transaction bonuses and any other payments becoming due as a result of the Closing, either alone or in connection with a subsequent event, including any payments made or to be made


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pursuant to the Stock Appreciation Rights Plan of the Company dated effective as of January 1, 2001 (the "Stock Appreciation Rights Plan").

            "Treasury Regulations" means the U.S. Department of Treasury regulations promulgated under the Code, as amended, including any successor provisions thereto.

            (b) PRE-CLOSING DELIVERIES. At least three (3) Business Days prior to the Closing Date, the Company will furnish to the Purchaser (i) a certificate signed by the Company setting forth the Company's (A) estimate of the Closing Working Capital, including an itemization of the components of Closing Working Capital, calculated in accordance with Schedule 1.2(b)(i) ("Schedule 1.2(b)(i)"), and (B) a certificate (the "Estimated Closing Purchase Price Certificate") containing the Estimated Closing Purchase Price, and (ii) a schedule ("Schedule 1.2(b)(ii)"), in form and substance reasonably satisfactory to the Purchaser, (A) identifying each holder of Indebtedness, indicating the amount required to discharge in full such Indebtedness at Closing, and setting forth wire transfer instructions for each such holder, (B) identifying each payee of any portion of the Transaction Expenses, indicating the amount required to discharge in full such Transaction Expenses at Closing, and setting forth wire transfer instructions for each such payee (other than the Company), (C) setting forth wire transfer instructions for the Company (for amounts payable to the Company pursuant to Section 1.2(c), (D) setting forth wire transfer instructions for the Escrow Agent and (E) setting forth wire transfer instructions for the balance of the Estimated Closing Purchase Price payable to Holdings pursuant to Section 1.2(c)(vi).

            (c) PAYMENTS AT CLOSING. At the Closing, the Purchaser will make or cause to be made the following payments of the Estimated Closing Purchase Price in exchange for delivery to the Purchaser of the Shares by wire transfer of immediately available funds per such wire instructions as are set forth on
Schedule 1.2(b)(ii), as follows:

                  (i) the Purchaser will pay the Indebtedness to the respective holders thereof (to the extent not previously paid off by the Sellers or the Company);

                  (ii) the Purchaser will pay the Transaction Expenses (other than the Transaction Expenses with respect to the Stock Appreciation Rights
Plan) to the respective payees thereof (to the extent not previously paid by the Sellers or the Company);

                  (iii) the Purchaser will pay the aggregate Transaction Expenses with respect to the Stock Appreciation Rights Plan to the Company, which, immediately thereafter, shall be paid at the Closing by the Company to the payees thereof, in each case in accordance with the Company's standard payroll practices, subject to any amounts that the Company is required to withhold pursuant to Legal Requirements;

                  (iv) the Purchaser will deliver the Escrow to the Escrow Agent; and

                  (v) the Purchaser will pay the balance of the Estimated Closing Purchase Price remaining after the payments in items (i), (ii), (iii) and (iv) above to Holdings. For the avoidance of doubt, the payments in items
(i), (ii), (iii) and (iv) shall all be made using the proceeds of the Estimated Closing Purchase Price and shall reduce the Estimated Closing Purchase Price


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payable to Holdings. In no event shall the aggregate payments made pursuant to this Section 1.2(c) exceed the Estimated Closing Purchase Price.

      1.3 CLOSING. The purchase and sale of the Shares and the other Transactions contemplated hereby shall take place at a closing (the "Closing") to be held at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153 (or such other place or in such other manner as the parties may agree) on the date that is five (5) Business Days after the satisfaction or waiver of the conditions to Closing specified in Article 8, or on such other date as agreed to in writing by the Company and the Purchaser (the "Closing Date").

      1.4   DETERMINATION OF CLOSING PURCHASE PRICE.

            (a) Within sixty (60) days after the Closing Date, the Purchaser will deliver to the Sellers Representative a certificate (the "Closing Purchase Price Certificate"), executed by the Purchaser, setting forth an itemized statement of the Closing Working Capital and a statement setting for in reasonable detail the calculation of the Closing Purchase Price.

            (b) If the Sellers Representative delivers written notice (the "Disputed Items Notice") to the Purchaser within forty-five (45) days after the delivery of the Closing Purchase Price Certificate, stating that the Sellers Representative objects to any items on the Closing Purchase Price Certificate, specifying the basis for such objection in reasonable detail and setting forth the Sellers Representative's proposed modifications to the Closing Purchase Price Certificate, the Sellers Representative and the Purchaser will attempt to resolve and finally determine and agree upon the Closing Purchase Price as promptly as practicable.

            (c) If the Sellers Representative and the Purchaser are unable to agree upon the Closing Purchase Price within fifteen (15) days after delivery of the Disputed Items Notice, the Sellers Representative and the Purchaser will refer the matter to an independent, nationally recognized accounting firm mutually selected by the Purchaser and the Sellers Representative, to resolve the disputed items specified in the Disputed Items Notice. If the Purchaser and the Sellers Representative are unable to agree on the selection of an accounting firm, the accounting firm will be chosen by the American Arbitration Association, with the expenses of the American Arbitration Association to be borne fifty percent (50%) by Holdings and fifty percent (50%) by the Purchaser. The accounting firm shall address only the disputed items set forth in the Disputed Items Notice and may not assign a value greater than the greatest value claimed for such item by either party or smaller than the smallest value claimed for such item by either party. The accounting firm will (i) resolve the disputed items specified in the Disputed Items Notice and (ii) determine the Closing Purchase Price, as modified only by the resolution of such items. The determination of the selected accounting firm will be made within thirty (30) days after being selected and will be final and binding upon the parties. The fees, costs and expenses of the accounting firm so selected will be borne by the party whose positions generally did not prevail in such determination, or if the accounting firm determines that neither party could be fairly found to be the prevailing party, then such fees, costs and expenses will be borne fifty percent (50%) by Holdings and fifty percent (50%) by the Purchaser.


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            (d)   If the Sellers Representative does not deliver the Disputed
Items Notice to the Purchaser within forty-five (45) days after the delivery of the Closing Purchase Price Certificate (or at such earlier time as the Sellers Representative delivers written notice to the Purchaser stating that the Sellers Representative does not object to any items on the Closing Purchase Price Certificate), the calculation of the Closing Purchase Price specified in the Closing Purchase Price Certificate will be conclusively presumed to be true and correct in all respects and will be final and binding upon the parties, and the Sellers Representative shall be deemed to have agreed with the calculations of Closing Working Capital and Closing Purchase Price specified in the Closing Purchase Price Certificate.

            (e) Within ten (10) days after the Closing Purchase Price is finally determined pursuant to Section 1.4(c) or (d), (i) if the aggregate amount paid at Closing under Section 1.2(c) exceeds the Closing Purchase Price, Holdings shall pay to the Purchaser an aggregate amount equal to such excess and
(ii) if the aggregate amount paid at Closing under Section 1.2(c) is less than the Closing Purchase Price, the Purchaser shall pay to Holdings an aggregate amount equal to such difference.

            (f) Subject to Section 10.2, the final determination of the Closing Purchase Price under this Section 1.4 shall not impair any other rights of a party under this Agreement, including any rights to indemnification.

            (g) After the Closing, the Purchaser and the Company shall, and shall cause their respective employees to, provide the Sellers Representative, its accountants and any accountant selected pursuant to Section 1.4(c) reasonable access to the personnel, properties, books and records of the Purchaser and the Company in connection with any dispute under this Section 1.4.

      1.5 EARNOUT. If earned in accordance with this Section 1.5 and Schedule 1.5, the Company shall make the following additional payments (each, an "Earnout Payment") in the aggregate, to Holdings:

            (a) If the Revenue for the period commencing as of January 1, 2007 and ending as of December 31, 2007 (the "2007 Revenue" and such period, the "2007 Measurement Period") is equal to or greater than the 2007 Revenue Target (as defined in Schedule 1.5), the Company shall pay to Holdings an amount equal to $3,000,000. If the 2007 Revenue is less than the 2007 Revenue Target but equal to or greater than the 2007 Revenue Minimum (as defined in Schedule 1.5), the Company shall pay to Holdings an amount equal to (i) $1,500,000 plus (ii) the product of (A) $1,500,000 multiplied by (B) a fraction, the numerator of which is the 2007 Revenue minus the 2007 Revenue Minimum and the denominator of which is 4,300,000. If the 2007 Revenue is less than the 2007 Revenue Minimum, no payment will be due pursuant to this Section 1.5(a). Notwithstanding anything to the contrary contained herein, the maximum aggregate Earnout Payment to be made to Holdings pursuant to this Section 1.5(a) shall not exceed $3,000,000.

            (b) If the Revenue for the period commencing as of January 1, 2008 and ending as of December 31, 2008 (the "2008 Revenue" and such period, the "2008 Measurement Period") is equal to or greater than the 2008 Revenue Target (as defined in Schedule 1.5), the Company shall pay to Holdings an amount equal


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to $3,000,000. If the 2008 Revenue is less than the 2008 Revenue Target but equal to or greater than the 2008 Revenue Minimum (as defined in Schedule 1.5), the Company shall pay to Holdings an amount equal to (i) $1,500,000 plus (ii) the product of (A) $1,500,000 multiplied by (B) a fraction, the numerator of which is the 2008 Revenue minus the 2008 Revenue Minimum and the denominator of which is 7,000,000. If the 2008 Revenue is less than the 2008 Revenue Minimum, no payment will be due pursuant to this Section 1.5(b). Notwithstanding anything to the contrary contained herein, the maximum aggregate Earnout Payment to be made to Holdings pursuant to this Section 1.5(b) shall not exceed $3,000,000.

            (c) Notwithstanding the foregoing provisions of this Section 1.5, in the event that the Gross Profits of the Company during the 2007 Measurement Period or the 2008 Measurement Period, as applicable, represent an amount less than forty percent (40%) of Revenues during such period, Holdings shall not be entitled to receive the applicable Earnout Payment for such period.

            (d)   The determination of whether amounts are due under this
Section 1.5 shall be made in good faith by the board of directors of the Company, and written notice thereof (the "Earnout Payment Notice") shall be given to the Sellers Representative not later than thirty (30) days after the Purchaser files with the SEC its audited consolidated financial statements for the 2007 Measurement Period or the 2008 Measurement Period, as applicable.

            (e) If the Sellers Representative delivers written notice (the "Disputed Earnout Payment Notice") to the Company within forty-five (45) days after delivery of any Earnout Payment Notice, stating that the Sellers Representative objects to the amount of the Earnout Payment, specifying the basis for such objection in reasonable detail (including the specific items in dispute), and setting forth the Sellers Representative's proposed amount of the Earnout Payment (including the proposed amounts of the disputed items), the Sellers Representative and the Company will attempt to resolve and finally determine and agree upon the Earnout Payment as promptly as practicable.

            (f) If the Sellers Representative and the Company are unable to agree upon the Earnout Payment within thirty (30) days after delivery of the Disputed Earnout Payment Notice, the Sellers Representative and the Company will select an independent, nationally recognized accounting firm to resolve the disputed amount and make a determination of the Earnout Payment. If the Company and the Sellers Representative are unable to agree on the selection of an accounting firm, the accounting firm will be chosen by the American Arbitration Association, with the expenses of the American Arbitration Association to be borne fifty percent (50%) by Holdings and fifty percent (50%) by the Company. The accounting firm shall address only the disputed items set forth in the Disputed Earnout Payment Notice and may not assign a value greater than the greatest value claimed for such item by either party or smaller than the smallest value claimed for such item by either party. The accounting firm will
(i) resolve the disputed items specified in the Disputed Earnout Payment Notice and (ii) determine the Earnout Payment, as modified only by the resolution of such items. The determination by the accounting firm so selected will be made within thirty (30) days after such selection and will be final and binding upon the parties. The fees, costs and expenses of the accounting firm so selected will be borne by the party whose positions generally did not prevail in such determination, or if the accounting firm determines that neither party could be


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fairly found to be the prevailing party, then such fees, costs and expenses will be borne fifty percent (50%) by Holdings and fifty percent (50%) by the Company.

            (g) If the Sellers Representative does not deliver the Disputed Earnout Payment Notice to the Company within forty-five (45) days after delivery of the Earnout Payment Notice (or at such earlier time as the Sellers Representative delivers written notice to the Purchaser stating that the Sellers Representative does not object to any items on the Earnout Payment Notice), the Earnout Payment specified in the Earnout Payment Notice will be conclusively presumed to be true and correct in all respects and will be final and binding upon the parties.

            (h) At such time as any Earnout Payment is finally determined pursuant to Section 1.5(f) or (g), the Company shall pay Holdings such Earnout Payment by wire transfer of immediately available funds to such bank account as may be designated in writing by Holdings. Any amounts due hereunder shall be paid fifty (50) days after delivery of the Earnout Payment Notice (or within ten
(10) days after such earlier date as the Sellers Representative delivers written notice to the Purchaser stating that the Sellers Representative does not object to the calculation of such Earnout Payment), or if there is a dispute with respect to the amount due, within ten (10) days after resolution of such dispute in accordance with this Section 1.5.

            (i)   The parties agree that amounts paid pursuant to this Section
1.5 shall be treated for all Tax purposes as an adjustment to the Closing Purchase Price, unless otherwise required by any Legal Requirement.

            (j) After the Closing, the Purchaser and the Company shall, and shall cause their respective employees to, provide the Sellers Representative, its accountants and any accountant selected pursuant to Section 1.5(f) reasonable access to the personnel, properties, books and records of the Purchaser and the Company in connection with any dispute under this Section 1.5.

            (k) Until the end of the 2008 Measurement Period, the Purchaser shall: (i) use its commercially reasonable efforts to preserve in all material respects the goodwill of the Company's customers, suppliers, vendors and employees; (ii) maintain the Company as a separate business unit; (iii) maintain accounting records with respect to the operations of the Company in a manner that enables the Purchaser to compute the Earnout Payments; (iv) use its commercially reasonable efforts to provide in the then current circumstances reasonable support to the Company in the ordinary course of business, including, working capital, technical support, equipment, office space, supplies and assistance with recruiting and other corporate functions; and (v) not, without the written consent of the Sellers Representative (which consent shall not be unreasonably be withheld, delayed or conditioned), assign or transfer to any other Person (including Purchaser or any of its Affiliates) or terminate any Contracts of the Company. Subject to compliance with the foregoing, nothing set forth in this Agreement or otherwise shall limit or restrict the ability of the board of directors or officers of the Company or the Purchaser to operate the Company in any manner they deem appropriate following the Closing Date.

      1.6 ESCROW. The Escrow will be deposited at the Closing with the Escrow Agent, and subject to the terms and conditions of the Escrow Agreement, shall remain in escrow until the one (1) year anniversary of the Closing Date. If the Purchaser or any of its Affiliates is entitled to indemnification under Article 10, then the Purchaser shall have the right to submit a claim in accordance with the terms of Article 10 and the Escrow Agreement.

      1.7 WITHHOLDING RIGHTS. The Purchaser (and any other Person required to withhold with respect to any payment pursuant to this Agreement) shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as the Purchaser or such other Person may be required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made by the Purchaser or such other Person.

                                   ARTICLE 2

                REPRESENTATIONS AND WARRANTIES CONCERNING SELLERS

            Each Selling Stockholder severally, but not jointly, represents and warrants to the Purchaser in this Article 2 as follows:

      2.1 TITLE. As of the date hereof and until the consummation of the Pre-Closing Transactions, such Selling Stockholder is the record and beneficial owner of the Shares set forth opposite such Selling Stockholder's name on
Schedule 3.6(a), free and clear of all Liens, other than restrictions on transfers under applicable securities laws and other Liens described in such
Schedule 3.6(a). After the Pre-Closing Transactions, the Selling Stockholder will be the record and beneficial owner of the Interests set forth opposite such Selling Stockholder's name on Schedule 3.6(b), free and clear of all Liens, other than restrictions on transfers under applicable securities laws. Except as set forth on Schedule 2.1, such Selling Stockholder has not granted any option or right, and is not a party to any agreement that requires or, upon the passage of time, the payment of money or occurrence of any other event, would require such Selling Stockholder to transfer any of the Shares or Interests set forth opposite such Selling Stockholder's name on Schedule 3.6(a) to anyone other than the Purchaser. Such Selling Stockholder has as of the date hereof and until the consummation of the Pre-Closing Transactions, and Holdings will have after the Pre-Closing Transactions, the power and authority to sell, transfer, assign and deliver the Shares set forth opposite such Selling Stockholder's name on
Schedule 3.6(a) as provided in this Agreement, and such delivery by Holdings will convey to the Purchaser good and marketable title to such Shares, free and clear of any and all Liens, other than restrictions on transfers under applicable securities laws.

      2.2 NO CONFLICT. Except as set forth on Schedule 2.2, no consent, order, authorization, approval, declaration or filing is required on the part of such Selling Stockholder for or in connection with the execution, delivery or performance of this Agreement and the other agreements, documents and instruments of such Selling Stockholder contemplated hereby. Except as set forth on Schedule 2.2, the execution, delivery and performance of this Agreement and the other agreements, documents and instruments to be executed and delivered pursuant to this Agreement (including for this purpose the Joinder Agreement)

(collectively with this Agreement, the "Transaction Documents") by such Selling Stockholder will not result in any violation of, be in conflict with, constitute a default under, or cause the acceleration of any obligation or loss of any rights under any Legal Requirement, charter, by-laws, operating agreement, partnership agreement, organizational document, authorization, franchise, certification, material Contract, material instrument, material license or material permit to which such Selling Stockholder is a party or by which such Selling Stockholder is bound.

      2.3 VALIDITY AND ENFORCEABILITY. This Agreement is, and each of the other Transaction Documents to which such Selling Stockholder is to be a party shall be when executed and delivered by such Selling Stockholder, the valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and by laws related to the availability of specific performance, injunctive relief or other equitable remedies.

      2.4 LITIGATION. No action, arbitration, suit, proceeding or investigation against the Selling Stockholder is pending or, to the knowledge of such Selling Stockholder, threatened against such Selling Stockholder, in relation to the affairs of the Company, such Selling Stockholder's ownership of the Shares set forth opposite such Selling Stockholder's name on Schedule 3.6(a) or that would materially interfere with the Purchaser's ability to consummate the Transactions or to operate the Business after the Closing.

                                   ARTICLE 3

       REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND HOLDINGS

            The Selling Stockholders and the Company hereby represent and warrant to the Purchaser in this Article 3 as follows:

      3.1   ORGANIZATION, POWER AND STANDING.

            (a) Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted (the "Business").

            (b) Holdings. Upon its execution of the Joinder Agreement and at the Closing, Holdings will be a limited liability company duly organized validly existing and in good standing under the Maryland Limited Liability Company Act, with all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

      3.2   SUBSIDIARIES.

            (a) Company. Except as set forth on Schedule 3.2, the Company has no subsidiaries and the Company does not directly or indirectly own or have the right to acquire any equity interest in any other corporation, partnership, limited liability company, joint venture, trust or other business organization.

            (b) Holdings. Upon its execution of the Joinder Agreement and immediately prior to the Closing, Holdings will not directly own or have the right to acquire any equity interest in any other corporation, partnership, limited liability company, joint venture, trust or other business organization, other than the Shares. At no time during the Noncompetition Period (as such term is defined in clause (i) of the defined term "Noncompetition Period" in Section 5.7(b)) will Holdings operate a Covered Business (as such term is defined in
Section 5.7(b)).

      3.3 FOREIGN QUALIFICATIONS. The Company is duly qualified and authorized to do business and in good standing in each of the jurisdictions listed on
Schedule 3.3. The Company is not required to qualify to do business as a foreign entity in any other jurisdiction, other than jurisdictions in which the failure to so qualify would not have a Company Material Adverse Effect. Holdings is not required to qualify to do business as a foreign entity in any jurisdiction.

      3.4   DUE AUTHORIZATION; NO-CONFLICT.

            (a) Due Authorization of the Company. The Company has full power and authority and has taken all required action on its part necessary to permit it to execute and deliver, to perform its obligations under and to consummate the Transactions contemplated by the Transaction Documents to which the Company is or will be a party.

            (b) Due Authorization of Holdings. Upon its execution of the Joinder Agreement, Holdings will have full power and authority and will have taken all required action on its part necessary to permit it to execute and deliver, to perform its obligations under and to consummate the Transactions contemplated by the Transaction Documents to which Holdings is or will be a party.

            (c)   No Conflict for Company or Holdings. Except as specified on
Schedule 3.4 and except for applicable filings and approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no consent, order, authorization, approval, declaration or filing, including any consent, approval or authorization of or declaration or filing with any Governmental or Regulatory Authority or any party to a Material Contract, is required on the part of the Company, or will be required on the part of Holdings, for or in connection with its execution, delivery or performance of this Agreement and the other Transactions Documents to which it will be a party, or the conduct of the Business by the Company immediately following the Closing (collectively with any other consent, order, authorization, approval, declaration or filing set forth on Schedule 2.2, the "Required Consents"). Neither the Company nor the Selling Stockholders has knowledge of any events, conditions, facts, circumstances or occurrences that are reasonably likely to cause any of the Required Consents to not be obtained. Subject to obtaining the Required Consents specified on Schedule 3.4, the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company and/or Holdings will be a party will not result in any violation of, be in conflict with, constitute a default under, or cause or give rise to any right of acceleration of any obligation, grant of any license or other rights with respect to any Company Intellectual Property, or loss or impairment of any rights (including Intellectual Property rights) or benefits under, any Legal Requirement, charter, by-laws, operating agreement, partnership agreement, organizational document, authorization, franchise, certification, material Contract, material instrument, material license or material permit to which the Company or Holdings is a party or by which the Company or Holdings is bound, or result in the creation of any Liens upon any properties or assets of the Company.

      3.5   VALIDITY AND ENFORCEABILITY.

            (a) Company. This Agreement is, and each of the other Transaction Documents to which the Company is a party, shall be when executed and delivered by the Company, the valid and binding obligation of the Company enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and by laws related to the availability of specific performance, injunctive relief or other equitable remedies.

            (b) Holdings. Upon execution of the Joinder Agreement by Holdings, this Agreement will be, and each of the other Transaction Documents to which Holdings will be a party, shall be when executed and delivered the valid and binding obligation of Holdings, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and by laws related to the availability of specific performance, injunctive relief or other equitable remedies.

      3.6   CAPITALIZATION.

            (a) Capitalization of the Company Prior to Pre-Closing Transactions. The Company's authorized and aggregate outstanding Shares prior to the Pre-Closing Transactions are as set forth on Schedule 3.6(a). The Shares constitute all of the Company's outstanding shares of capital stock and are duly authorized, validly issued, fully paid and nonassessable. The offer, issuance and sale of the securities listed on Schedule 3.6(a) were made in compliance with all applicable federal and state securities laws and all applicable preemptive and similar rights. Except as set forth on Schedule 3.6(a), there are no outstanding options, warrants, convertible or exchangeable securities or other rights that could, directly or indirectly, obligate the Company to offer, sell or issue shares of capital stock or other securities of the Company. Except as described on Schedule 3.6(a) and except for this Agreement (including the Pre-Closing Transactions), there are no agreements, written or oral, relating to any shares of capital stock or other securities of the Company, including agreements relating to the acquisition, disposition, voting or registration under applicable securities laws of any interests. No Person has any right of first offer, right of first refusal, preemptive right or other similar right in connection with the issuance or sale of the securities listed on Schedule 3.6(a), or with respect to any future offer, sale or issuance of shares of capital stock or other securities of the Company. Except as set forth on
Schedule 3.6(a), there are no obligations of the Company to provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person. Except as set forth on Schedule 3.6(a) and except for the Stock Appreciation Rights Plan, there are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. As used herein, "Person" means any natural person or corporation, limited liability company, partnership, trust or other entity.

            (b) Capitalization of Holdings Following Pre-Closing Transactions. After giving effect to the Pre-Closing Transactions, Holdings' authorized and outstanding membership interests will be as set forth on Schedule 3.6(b). The securities listed on Schedule 3.6(b) will constitute all of Holdings' outstanding equity interests, will be owned beneficially and of record by the Persons and in the amounts set forth on Schedule 3.6(b) and will be duly authorized, validly issued, fully paid and nonassessable. The offer, issuance and sale of the securities listed on Schedule 3.6(b) will be made in compliance with all applicable federal and state securities laws and all applicable preemptive and similar rights. After giving effect to the Pre-Closing Transactions, there will be no outstanding options, warrants, convertible or exchangeable securities or other rights that could, directly or indirectly, obligate Holdings to issue its membership interests or other securities. After giving effect to the Pre-Closing Transactions, other than this Agreement or any agreement contemplated hereby, there will be no agreements, written or oral, relating to any interests in Holdings, including agreements relating to the acquisition, disposition, voting or registration under applicable securities laws of any interests. No Person has any right of first offer, right of first refusal, preemptive right or other similar right in connection with the issuance or sale of the securities listed on Schedule 3.6(b), or with respect to any future offer, sale or issuance of interests in Holdings.

            (c) Capitalization of Company after Pre-Closing Transactions. After giving effect to the Pre-Closing Transactions, the Company's authorized and outstanding shares of capital stock will be as set forth on Schedule 3.6(c). The securities listed on Schedule 3.6(c) will constitute all of the Company's outstanding equity interests, will be owned beneficially and of record by Holdings, free and clear of all Liens other than restrictions on transfers under applicable securities laws, and will be duly authorized, validly issued, fully paid and nonassessable. After giving effect to the Pre-Closing Transactions, there will be no outstanding options, warrants, convertible or exchangeable securities or other rights that could, directly or indirectly, obligate the Company to issue shares of capital stock or other securities. After giving effect to the Pre-Closing Transactions, other than this Agreement or any agreement contemplated hereby, there will be no agreements, written or oral, relating to any shares of capital stock or other securities of the Company including agreements relating to the acquisition, disposition, voting or registration under applicable securities laws of shares of capital stock or other securities.

      3.7   FINANCIAL INFORMATION.

            (a) Delivery of Company Financial Statements. The Company has delivered to the Purchaser (i) the audited, consolidated balance sheet of the Company as at December 31, 2004, and the audited, consolidated statements of cash flows, income and stockholders' equity for the fiscal year then ended and
(ii) the unaudited, consolidated balance sheets of the Company as at December 31, 2005 and December 31, 2006, and the unaudited, consolidated statements of cash flows, income and stockholders' equity for the fiscal years then ended. The unaudited, consolidated balance sheet of the Company as at December 31, 2006 is referred to herein as the "Balance Sheet," the unaudited, consolidated income statement of the Company for the fiscal year ended December 31, 2006 is referred to herein as the "Income Statement," and December 31, 2006 is referred to herein as the "Balance Sheet Date".

            (b) Accuracy of Company Financial Statements. As used herein, "Financial Statements" means the financial statements referenced in clause (a) above (including the Balance Sheet) together with (to the extent delivered at or prior to the Closing) the financial statements delivered pursuant to Section
5.4. The Financial Statements and the notes thereto, if any, (i) are (or shall be to the extent delivered at or prior to Closing pursuant to Section 5.4) complete and accurate in all material respects and fairly present the financial condition of the Company at the respective dates thereof and the results of operations and cash flows for the periods then ended, and (ii) were (or shall be to the extent delivered at or prior to Closing pursuant to Section 5.4) prepared in accordance with the books and records of the Company in conformity with GAAP during the periods covered thereby, except, in the case of unaudited Financial Statements, for the omission of footnotes and normal year-end adjustments which are not, individually and in the aggregate, material. None of the Financial Statements contains any material, non-recurring items, except as expressly set forth therein. There are no transactions of a material nature, individually or in the aggregate, that have not been properly recorded in the accounting records underlying the Financial Statements. To the knowledge of the Company and the Selling Stockholders, there are no significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting of the Company.

            (c) Holdings. Upon formation and at all times prior to the Closing, Holdings will not hold any assets (other than the Shares) or have any liabilities, nor will it carry on any business activities, other than in connection with the Transactions or as contemplated by this Agreement or any other Transaction Documents.

      3.8 NO MATERIAL ADVERSE CHANGES. Since the Balance Sheet Date, other than as shown on Schedule 3.8, (a) the Company has operated only in the usual and ordinary course of business, (b) there has been no event, change or condition which individually, or together with any other events, changes or conditions, has had or could reasonably be expected to have a Company Material Adverse Effect, and (c) the Company has complied with the covenants set forth in
Section 5.1 (exclusive of Sections 5.1(a)(iv) and (viii)) as if this Agreement had been executed as of such date. The term "Company Material Adverse Effect" means any material adverse effect on the Business or the affairs, assets, properties, condition (financial or otherwise) or results of operations of the Company; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Company Material Adverse Effect: any adverse change, event, development, or effect arising from or relating to (i) changes in general business or economic conditions, (ii) the engagement by the United States in armed hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, (iii) changes in GAAP, (iv) changes in Legal Requirements or (v) the taking of any action expressly required by this Agreement; provided that, in the case of the foregoing clauses (i) through (iv), only to the extent such changes do not disproportionately impact the Company relative to other companies in the industries in which the Company conducts its business.

      3.9 MATERIAL CONTRACTS. Except to the extent provided in the last paragraph of this Section 3.9 with respect to Classified Contracts, Schedule 3.9 sets forth a complete and accurate list of all of the following Contracts to which the Company is a party:

            (a) Contracts with respect to which the Company has any liability or obligation involving more than $25,000, contingent or otherwise;

            (b) Contracts which may extend for a term of more than one (1) year after the Closing Date;

            (c) Contracts under which the amount payable by the Company is dependent on the revenue, income or other similar measure of the Company or any other Person;

            (d) licenses, leases and Contracts with respect to any material property of the Company, including distribution, sales and supply Contracts;

            (e) Contracts relating to any Indebtedness or the guarantee thereof or the imposition of any Liens upon any asset of the Company;

            (f) Contracts of the Company with any officer, director, stockholder or Affiliate of the Company or any of their respective relatives or Affiliates;

            (g) Contracts which contain an express limitation on the method of conducting or scope of the Business, including any agreement that contains any exclusivity, non-competition, non-solicitation or no-hire provisions;

            (h) employment, severance, consulting, deferred compensation, collective bargaining, benefits and similar Contracts involving the Company;

            (i) Contracts relating to or involving any franchise, partnership, strategic alliance, joint venture, or other similar arrangements or the sharing of profits;

            (j) Contracts with respect to mergers or acquisitions, sales of securities or material assets, or investments by the Company;

            (k)   Government Contracts;

            (l) Contracts, commitments, plans or other arrangements of the Company outside of the ordinary course of business;

            (m) Contracts that are not billed by the Company on a "time plus materials basis" (i.e., fixed price Contracts); and

            (n) other Contracts, commitments, plans or other arrangements of the Company which are material to the Business.

            All the foregoing, including all amendments or modifications thereto, all Personal Property Leases, Real Estate Leases and all Intellectual Property Licenses are sometimes collectively referred to as "Material

Contracts." Material Contracts that are classified by any Governmental or Regulatory Authority are collectively referred to herein as "Classified Contracts." The Company is a party to only one (1) Classified Contract, which provides for aggregate annual payments to the Company in an amount that does not exceed $35,000. The Company has furnished to the Purchaser true, complete and correct copies of all Material Contracts (or descriptions thereof, in the case of oral Contracts) other than the Classified Contracts. Each Material Contract (or description) sets forth the entire agreement and understanding between the Company and the other parties thereto. Each Material Contract is valid, binding and in full force and effect in accordance with its terms against the Company and, to the knowledge of the Company, any other party thereto. To the knowledge of the Company, there is no event or condition which has occurred or exists which constitutes or which, with or without notice, the happening of any event and/or the passage of time, could reasonably be expected to constitute a default or breach under any such Material Contract by the Company or any other party thereto, or could reasonably be expected to cause the acceleration of any obligation or loss of any rights of the Company or give rise to any right of termination or cancellation thereof. The Company has not received any written or, to its knowledge, oral notice that the parties to any Material Contract will not fulfill their obligations thereunder in all material respects.

      3.10  GOVERNMENT CONTRACTS.

            (a) As used herein, "Government Contract" means any Contract to which the Company is a party with any Governmental or Regulatory Authority or any Contract to which the Company is a party that is a subcontract (at any tier) with another Person that holds either a prime Contract with any Governmental or Regulatory Authority or a subcontract (at any tier) under such a prime Contract.

            (b) As used herein, "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

            (c) Schedule 3.10(c) contains a complete and correct list of all Government Contracts (including subcontracts) that are either currently active in performance, or have been active in the past but have not been closed after receiving final payment, or have been active in performance at any time during the three (3)-year period prior to the date of this Agreement. Schedule 3.10(c) accurately reports for each Government Contract the total net payments made as of the Balance Sheet Date, payments due for work performed, and the Company's good faith estimate of total projected value for the one (1)-year period following the date of this Agreement. Except as disclosed in Schedule 3.10(c), the Company has not been awarded, nor is there any outstanding bid by the Company for, any "small business set aside Contract," "woman-owned set aside Contract," any other "set aside Contract" or other order or Contract requiring small business or other special status at any time during the three (3)-year period prior to the date of this Agreement. To the knowledge of the Company, none of the Company's currently expected sales or orders will be lost, and the customer relations of the Company will not be damaged, as a result of the Company continuing the operations of the Company as an entity that does not qualify as a small business concern or maintain any other special status. The Company is, and has been throughout the three (3)-year period prior to the date of this Agreement, in substantial compliance with all material terms and conditions of each Government Contract, and the Company has no knowledge of and has not received notice of any material breach or violation of or error, omission or misstatement arising under or relating to any Contract requirement or Legal Requirement pertaining to any Government Contract. No Contract termination, default notice or show cause notice is, or has been at any time during the three (3)-year period prior to the date of this Agreement, in effect pertaining to any Government Contract.

            (d) Neither (i) the Company nor any of its stockholders, officers, directors or employees nor (ii) to the knowledge of the Company, any of their respective predecessors has been debarred, suspended, deemed non-responsible or otherwise excluded from participation in the award of any Government Contract or for any reason listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs nor, to the knowledge of the Company, has any debarment, suspension or exclusion proceeding been initiated against the Company or any of its predecessors, stockholders, officers, directors or employees.

            (e) There have been no Legal Proceedings involving or related to the Company or, to the knowledge of the Company, any of its predecessors, stockholders, officers, directors or employees with respect to an alleged or potential violation of a Contract requirement or any applicable Legal Requirements pertaining to any Government Contract, since the date seven (7) years prior to the date of this Agreement. No Person has filed or, to the knowledge of the Company, threatened to file a protest with any Governmental or Regulatory Authority challenging a Government Contract award to the Company.

            (f) Except as set forth on Schedule 3.10(f), there have been no audits, there are no ongoing audits and, to the knowledge of the Company, there are no audits impending or expected under or relating to any Government Contract.

            (g) The Company has not conducted any internal investigation in connection with which the Company has engaged any outside legal counsel, auditor, accountant or investigator, or has made any disclosure to any Governmental or Regulatory Authority or other customer or prime contractor or higher-tier subcontractor related to any suspected, alleged or possible violation of a contract requirement or violation of any Legal Requirements with respect to any Government Contract.

            (h) The Company maintains systems of internal controls that are in material compliance with all requirements of all of the Government Contracts and of applicable Legal Requirements.

            (i) Neither the Company nor, to the knowledge of the Company, any of the employees, stockholders, officers or directors of the Company have violated any legal, administrative or contractual restriction concerning the employment of (or discussions concerning possible employment with) current or former officials or employees of a state, local or federal government (regardless of the branch of government), including (not limited to) the so-called "revolving door" restrictions set forth at 18 U.S.C. ss. 207.

            (j) All representations, certifications and statements executed, acknowledged or submitted by or on behalf of the Company to a Governmental or Regulatory Authority, prime contractor or higher-tier subcontractor in connection with any Government Contract (or change or modification thereto) during the five (5)-year period prior to the date of this Agreement, including any statements made in connection with the Procurement Integrity Act, 41 U.S.C. ss. 423, the Lobbying Disclosure Act of 1995, 2 U.S.C. ss. 1601-1612, the Byrd Amendment, 31 U.S.C. ss. 1352, and their associated implementing regulations, Contract clauses, representations or certifications, were true, complete and correct in all material respects as of their respective effective dates and, to the knowledge of the Company, with respect only to any such representations or certifications (or the portion thereof) that are continuing in nature, are true, complete and correct as of the date hereof.

            (k) The Company does not have any pending or anticipated claims, requests for equitable adjustment or requests for waiver or deviation from Contract requirements with respect to any Government Contract, and the Company has no knowledge of any material claim or threatened claim against the Company by any customer agency with respect to any Government Contract, including any claim for a reduction in price under any Government Contract. To the knowledge of the Company, there exists no reasonable basis for a claim of liability against the Company by any Governmental or Regulatory Authority under the Truth in Negotiations Act and/or as a result of defective cost and pricing data submitted by the Company to any Governmental or Regulatory Authority.

            (l) Except as set forth on Schedule 3.10(l), with respect to any Government Contracts, (i) there is, as of the date of this Agreement, no request by any Governmental or Regulatory Authority for a Contract price adjustment based on a claimed disallowance by the Defense Contract Audit Agency (or other applicable Governmental or Regulatory Authority) or claim of defective pricing and (ii) there has been no dispute between the Company and a Governmental or Regulatory Authority which, during the five (5)-year period prior to the date hereof, has resulted in a government contracting officer's final decision.

            (m) As of the date hereof, to the knowledge of the Company, the Company does not have any outstanding bid that, if accepted or awarded, is expected by the Company to result in a loss in excess of $100,000 to the Company (or, following the Closing, the Purchaser or its subsidiaries). To the knowledge of the Company, the Company is not a party to any Government Contract which is expected by the Company to result in a loss in excess of $100,000 to the Company (or, following the Closing, the Purchaser or its subsidiaries). For purposes of this Section 3.10(m), such loss shall be determined by including all direct and indirect costs, including allocated indirect costs, overheads, general and administrative costs, bid and proposal costs and research and development costs.

      3.11  REAL PROPERTY.

            (a) The Company does not own any real property. As used herein, "Permitted Liens" means (i) prior to the Closing, the Liens designated as such on Schedule 3.11(a), (ii) statutory Liens for Taxes or assessments not yet due and payable or that the taxpayer is contesting in good faith through appropriate proceedings for which adequate reserves have been maintained in accordance with GAAP, (iii) mechanic's, materialmen's, and similar liens, (iv) purchase money

Liens and Liens securing rental payments under capital lease arrangements, and
(v) such other Liens, imperfections in title and easements, if any, which do not detract from the value of or interfere with the present or proposed use by the Company of the property subject thereto or affected thereby.

            (b) Schedule 3.11(b) sets forth each interest in real property leased by the Company, the lessor of such leased property, the annual rent payable by the Company in respect of such leased property, and each lease or any other arrangement under which such property is leased (the "Leased Property"). The Company enjoys peaceful and quiet possession of its leased premises, and is not in default or breach in any material respect under any Real Estate Lease. The Company has not received written or, to its knowledge, oral notice that any lessor under any of the leases set forth on Schedule 3.11(b) (the "Real Estate Leases") has taken action in respect of any Real Estate Lease or threatened to terminate any Real Estate Lease before the expiration date specified in such lease. The Company is entitled to the benefit of non-disturbance agreements that will permit it to continue to occupy any Leased Property under its existing leases in the event of a change in ownership or foreclosure upon the fee interest in such Leased Property.

            (c) The Leased Property includes all real property necessary for the conduct of the Business as currently conducted and is adequate to conduct the operations of the Company as currently conducted. The Company does not need to own or lease any other real property to conduct the Business as currently conducted.

            (d) To the knowledge of the Company, none of the buildings, plant or structures on any Leased Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are, individually and in the aggregate, immaterial. To the knowledge of the Company, all utility systems serving the Leased Property are adequate in all material respects for the Business as currently conducted. Each Leased Property has access for ingress from and egress to a public way that is adequate for the Business as currently conducted. There is no pending or, to the knowledge of the Company, threatened condemnation, eminent domain or similar proceeding with respect to any Leased Property.

      3.12  PERSONAL PROPERTY AND ASSETS.

            (a) The Company has good title to or a valid leasehold or license interest in each item of personal property used by it in the Business, free and clear of all Liens, other than Permitted Liens. All material tangible assets of the Company are in good operating condition and repair, normal wear and tear excepted, and are adequate to conduct the operations of the Company as currently conducted. The assets and properties (including Intellectual Property) of the Company include all assets and properties (including Intellectual Property) necessary for or currently used in the conduct of the Business, and are adequate in all material respects to conduct the operations of the Company as currently conducted.

            (b) Schedule 3.12(b) sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $10,000 relating to personal property used in the Business or to which the Company is a party or by which the properties or assets of the Company is bound. The Company has a leasehold interest under each of the Personal Property Leases under which it is a lessee that is valid and enforceable in accordance with its terms against the Company and, to the knowledge of the Company, any other party thereto and neither the Company nor, to the knowledge of the Company, any other party to the Personal Property Leases has exercised any termination rights with respect thereto.

      3.13  INTELLECTUAL PROPERTY.

            (a) As used herein "Intellectual Property" means all intellectual property rights of every kind and related priority rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention: (i) patents, patent applications, patent/invention disclosures and inventions, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names (in each case, whether registered or unregistered) and other source or business identifiers, and all applications, registrations, renewals and extensions thereof, (iii) copyrights (registered or unregistered) and moral rights, and all registrations, applications, renewals, extensions and reversions thereof, (iv) computer programs (whether in source code or object code, and including any and all software implementations of algorithms, models and methodologies), data, databases, compilations, user interfaces, development tools, report formats, templates, firmware and documentation (including user manuals and other training documentation) related to any of the foregoing in this clause (iv) (collectively, "Software"), (v) trade secrets and other confidential or proprietary information or materials (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, concepts, ideas, processes, techniques, formulae, compositions, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information) (collectively, "Trade Secrets"), (vi) World Wide Web addresses and domain name registrations,
(vii) works of authorship including computer programs, source code and executable code, whether embodied in Software, firmware or otherwise, documentation, designs, files, records, data and mask works and any rights in semiconductor masks, layouts, architectures or topography, and (viii) goodwill associated with any of the foregoing.

            (b) As used herein "Company Intellectual Property" means all Intellectual Property used in or necessary for the conduct of the business of the Company, or owned or held for use by the Company.

            (c) As used herein "Intellectual Property License" means (i) any grant by the Company to another Person of any license, sublicense, right, permission, consent or non-assertion relating to or under any Company Intellectual Property and (ii) any grant by another Person to the Company of any license, sublicense, right, permission, consent or non-assertion relating to or under any Intellectual Property owned by a third Person.

            (d) Schedule 3.13(d) contains a complete and accurate list of all Company Intellectual Property included in clauses (i), (ii), (iii) and (vi) of the definition of Intellectual Property and further lists (x) the record owner of each such item of Intellectual Property included in clauses (i), (ii), (iii) and (vi); (y) the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any such application for issuance or registration has been filed; and (z) the registration or application date, as applicable, for each such item of Intellectual Property. Schedule 3.13(d) contains a complete and accurate list of all Intellectual Property Licenses and other rights granted by the Company to any Person with respect to any Company Intellectual Property and all Intellectual Property Licenses and other rights granted by any Person to the Company with respect to any Company Intellectual Property (for this purpose, excluding so-called "off-the-shelf," "shrink wrap" Software licensed to the Company in the ordinary course of business for a fee not exceeding $10,000 in payment by the Company ("Off-the-Shelf Software") and excluding any implied licenses granted or obtained through product sales or purchases). The Company is not required to pay any royalties or other compensation to any third Person in respect of its ownership or use of any Company Intellectual Property, other than payments in the ordinary course of business for Off-the-Shelf Software, or as otherwise listed in Schedule 3.13(d).

            (e) Except as set forth on Schedule 3.13(e), the Company owns, solely and exclusively, or possesses valid and sufficient legal rights to use, sell, license and otherwise commercially exploit, as the case may be, all Company Intellectual Property and Intellectual Property licensed to the Company under Intellectual Property Licenses as the same is used, sold, licensed and otherwise commercially exploited by the Company in the Business as presently conducted. To the knowledge of the Company, it (including the Company's business practices, methods and operations) has not violated, infringed or misappropriated, and is not violating, infringing or misappropriating, any Intellectual Property or privacy or publicity rights of any other Person, and the Company has no knowledge of any violation, infringement or misappropriation by any Person of any Company Intellectual Property. The Company has not received any notice from any Person claiming any violation, infringement or misappropriation of any other Person's Intellectual Property rights. To the knowledge of the Company, the Company Intellectual Property owned by the Company, and all of the Company's rights in and to the Company Intellectual Property are valid and enforceable. Each of the Intellectual Property Licenses is valid and enforceable in accordance with its terms against the Company and, to the knowledge of the Company, the other party to such Intellectual Property License.

            (f) Each item of Company Intellectual Property owned by the Company and which is registered with, or subject to an outstanding application for registration with, the relevant Governmental or Regulatory Authorities in the United States or foreign jurisdictions, as the case may be, is active and subsisting, and all necessary registration, maintenance, renewal and other filing fees due as of the date hereof in connection with such Company Intellectual Property have been timely paid and all necessary documents, certificates and other relevant filings in connection with such Company Intellectual Property have been timely filed with the relevant Governmental or Regulatory Authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Intellectual Property.

            (g) The Company has taken reasonable measures (consistent with the measures generally taken in the industry in which the Company operates) to protect its rights in, and the confidentiality of, the Company Intellectual Property that constitutes a Trade Secret and any other confidential information of the Company (and any confidential information owned by a third Person to whom the Company has a confidentiality obligation). No material Trade Secret included in the Company Intellectual Property has been authorized to be disclosed or, to the knowledge of the Company, has been actually disclosed by the Company to any third Person other than pursuant to a written non-disclosure agreement restricting the disclosure and use of the Company Intellectual Property. Each employee, consultant and independent contractor of the Company involved in creating or developing any products, services or Intellectual Property related to the Business has entered into a written non-disclosure and invention assignment agreement with the Company in a form provided to Purchaser prior to the date hereof or substantially similar thereto. To the knowledge of the Company, no employee, consultant or independent contractor of the Company is obligated under any agreement or commitment, or subject to any judgment, decree or order of any court or administrative agency, that could be reasonably expected to interfere with such employee's, consultant's or independent contractor's duties to the Company with respect to the Company Intellectual Property, or that could reasonably be expected to conflict with the Business as currently conducted.

            (h) Except as noted herein or in Schedule 3.13(d), all of the Company's rights. title and interest in and to the Company Intellectual Property owned by the Company are free and clear of all Liens, other than Permitted Liens.

            (i) Except as set forth on Schedule 3.13(i), no open source or public library Software (or other Software having similar licensing or distribution models), including any version of any Software licensed pursuant to any GNU public license, was used in the development or modification of any Software owned by the Company that is incorporated into or utilized by any products of the Company where, as a result of the use of such open source or public library Software (or other Software having similar licensing or distribution models), the Company is obligated to make available to third parties other than its customers any source code for the proprietary Software owned by the Company that is incorporated into or utilized by such products. Except as set forth on Schedule 3.13(d), the Company has not licensed or provided to any third Person, or otherwise permitted any third Person to access or use, any source code or related materials for any Software developed by or for the Company. The Company is not currently a party to any source code escrow agreement or any other agreement (or a party to any agreement obligating the Company to enter into a source code escrow agreement or other agreement) requiring the deposit of source code or related materials for any such Software.

      3.14 ACCOUNTS AND NOTES RECEIVABLE. All accounts and notes receivable of the Company, including unbilled and accrued receivables, are determined in accordance with GAAP and arose out of bona fide transactions in the ordinary course of business. All accounts and notes receivable of the Company reflected on the Balance Sheet, including unbilled and accrued receivables, (a) are valid and enforceable claims, (b) are subject to no set off or counterclaim, and (c) are collectible in the ordinary course of business (assuming collection activities consistent with the Company's past practices) in the aggregate recorded amounts thereof, net of the reserves shown on the Balance Sheet. All accounts and notes receivable of the Company arising after the Balance Sheet Date and reflected in the calculation of Closing Working Capital, including unbilled and accrued receivables, (i) are valid and enforceable claims, (ii) are subject to no set off or counterclaim, and (iii) are collectible in the ordinary course of business (assuming collection activities consistent with the Company's past practices) in the aggregate recorded amounts thereof, net of any applicable reserve.

      3.15 WARRANTY CLAIMS. There are, and since January 1, 2004, there have been, no material claims against the Company alleging any defects in the Company's services or products, or alleging any failure of the products or services of the Company to meet applicable specifications, warranties or contractual commitments. The Company's liability for breach of warranty is limited to repair or replacement of products or nonconforming parts. The Company's liability for any breach of warranty for products manufactured or services provided prior to Closing shall not exceed the warranty reserve set forth in the most recent financial statements set forth in Section 3.7(a). The Company's products are free from material defects and perform in accordance in all material respects with all applicable specifications, warranties and contractual commitments. The Company has no material liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, assembled, repaired, maintained, delivered, sold or installed, or services rendered, by or on behalf of the Company. The Company has not sold any products or delivered any services that included a warranty for a period of longer than one (1) year.

      3.16 BUSINESS RELATIONSHIPS. Schedule 3.16(i) sets forth a list of all customers (other than customers under Classified Contracts) which accounted for at least $1,000,000 of consolidated net sales by the Company during the twelve
(12) calendar months ended as of March 31, 2007. No such customer has provided to the Company any written or, to its knowledge, oral notice that such customer will not continue purchasing, without significant reductions, products and services from the Company. No supplier, vendor or service provider has provided it with any written or, to its knowledge, oral notice that such supplier, vendor or service provider will not continue after the Closing to sell the products and provide the services to the Company currently sold and provided by them. The Company's relationships with such customers, suppliers, vendors and service providers are good commercial working relationships. Except as set forth on
Schedule 3.16(ii), during the previous eighteen (18) months, no customer representing more than $250,000 of consolidated annualized revenues and no significant supplier, vendor or service provider (a) has terminated or, to the knowledge of the Company, threatened to terminate, its relationship with the Company (excluding the expiration of any Contract governing such relationship pursuant to its terms), (b) has decreased or limited materially or, to the knowledge of the Company, threatened to decrease or limit, the services, supplies or materials supplied to or purchased from the Company as a result of the quality of the products or services of the Company, or (c) has materially changed or, to the knowledge of the Company threatened to change, its business relationship with the Company (including the pricing or terms of its business) as a result of the quality of the products or services of the Company.

      3.17 REGULATORY AND LEGAL COMPLIANCE. The Company is in compliance in all material respects with all Legal Requirements. Since January 1, 2004, the Company has not received any written or, to its knowledge, oral notice from any Governmental or Regulatory Authority or any other Person of any alleged violation or noncompliance with any Legal Requirement. As used herein, the term "Legal Requirements" means, with respect to any Person, all foreign, federal, state and local statutes, laws, ordinances, judgments, decrees, orders, rules, regulations, policies and guidelines applicable to such Person, including the Foreign Corrupt Practices Act of 1977, as amended and the regulations promulgated thereunder, the regulations promulgated by the General Services Administration and the laws and regulations relating to export controls. The Company maintains an accredited Sensitive Compartmented Information Facility for the handling of classified information concerning or derived from intelligence sources, methods, or analytical processes that complies with all Legal Requirements. All Company personnel who have had access to classified information have possessed the security clearance required under all applicable Legal Requirements for such access.

      3.18 LICENSES AND PERMITS. Schedule 3.18 sets forth all licenses, permits, authorizations, franchises and certifications of Governmental or Regulatory Authorities held by the Company. The Company is in compliance in all material respects with all such licenses, permits, authorizations, franchises and certifications, all of which are in full force and effect and will be in full force and effect immediately after giving effect to the Transactions, subject to obtaining the Required Consents, if any. No event has occurred which, with notice or the lapse of time or both, would constitute a default or violation, in any material respect, of any term, condition or provision of any such license, permit, authorization, franchise or certification, and to the knowledge of the Company or the Selling Stockholders, there are no facts or circumstances which could reasonably be expected to form the basis for any such default or violation. There are no other licenses, permits, authorizations, franchises or certifications which are material to the Company or the Business which the Company is required to obtain. The Company does not have knowledge of any threatened suspension, revocation or invalidation of any such licenses, permits, authorizations, franchises or certifications, or any reasonable basis therefor.

      3.19  TAX MATTERS.

            (a) Definitions. For purposes of this Agreement, the following definitions shall apply:

                  (i) "Tax" or "Taxes" means (i) all taxes, charges, fees, levies, penalties, additions or other assessments imposed by any foreign, federal, state or local taxing authority, including income, excise, property, sales, use, transfer, franchise, payroll, withholding, value added, social security or other taxes, (ii) any interest, penalties or additions attributable to any item described in clause (i) and (iii) any liability in respect of any items described in clauses (i) and/or (ii) by reason of Contract, assumption, transferee liability, operation of law, Treasury Regulation section 1.1502-6 (or any predecessor or successor thereof or analogous or similar provision under law) or otherwise.

                  (ii) "Tax Returns" means all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes and any schedules attached to or amendments of (including refund claims with respect to) any of the foregoing.

            (b) Except as set forth on Schedule 3.19(b) hereto: (i) all material Tax Returns required to be filed by or on behalf of the Company and Holdings, if any, have been duly filed on a timely basis; (ii) such Tax Returns are true, complete and correct in all material respects; (iii) all Taxes owed by the Company or Holdings for or with respect to any taxable period or partial taxable period ending on or before the Closing Date, whether or not stated as due on such Tax Returns, have been paid or will be timely paid by the Company or Holdings prior to the Closing Date unless such Taxes are being contested in good faith by appropriate proceedings and are reflected in Closing Working Capital as finally determined pursuant to Section 1.4; (iv) the Purchaser has been supplied with true and complete copies of each Tax Return of the Company and Holdings, if any, including each franchise or excise Tax Return based on income filed for the last three (3) taxable years; (v) neither the Company nor Holdings (A) has ever been audited or received notice of initiation thereof by any governmental taxing authority for which the statute of limitations for assessment of Taxes remains open, (B) has ever extended any applicable statute of limitations regarding Taxes for which the statute of limitations for assessment of Taxes remains open,
(C) is liable, contractually or otherwise, for the Taxes of any other Person (other than withholding Taxes arising in the ordinary course of business), (D) has agreed to or is required to make any adjustment under Code Section 481(a) or 263A, (E) is a party to any allocation or sharing agreement or closing agreement under Section 7121 of the Code with respect to Taxes, (F) has ever participated in the filing of any consolidated, combined or unitary Tax Return, (G) is currently the beneficiary of any extension of time within which to file any Tax Return, and (H) has ever received notice of any claim by any authority in any jurisdiction where it does not file a particular Tax Return that it is or may be subject to any Taxes or future taxation in such jurisdiction; and (vi) the Company and Holdings have complied in all material respects with all applicable laws relating to the payment and withholding of Taxes, and has duly and timely withheld and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable laws.

            (c) From the date of its organization and until such time as it is properly treated as a "qualified subchapter S subsidiary" under Code Section 1361(b)(3)(B), the Company continuously has had in effect a valid election to be taxed as an S corporation for federal and all applicable state law purposes. From the date of its organization, Holdings continually has had in effect a valid election to be taxed as an S corporation for federal and all applicable state law purposes. Neither the Company nor Holdings has any potential liability under Section 1374 of the Code or is, or has ever been, subject to the passive income tax under Section 1375 of the Code.

            (d) Neither the Company nor Holdings has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code
(i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the transactions contemplated by this Agreement.

            (e) Neither the Company nor Holdings has engaged in a transaction that is the same or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a reportable transaction, as set forth in Treasury Regulation section 1.6011-4(b).

            (f) Each of the Company and Holdings is and has always been resident for Tax purposes in its place of incorporation or formation and neither is or at any time has been treated as resident in any other jurisdiction for any Tax purpose (including any double taxation arrangement). Neither the Company nor Holdings is subject to Tax in any jurisdiction other than its place of incorporation or formation by virtue of having a permanent establishment or other place of business or by virtue of having a source of income in that jurisdiction, except for income earned from services for which any income Tax is satisfied through withholding. Neither the Company nor Holdings is liable for any Tax as the agent of any other Person or business or constitutes a permanent establishment or other place of business of any other Person for any Tax purpose.

            (g) Neither the Company nor Holdings is party to any nonqualified deferred compensation plan that fails to meet the requirements of Section 409A(a)(2), (3) and (4) of the Code or is not operated in accordance with such requirements.

      3.20 LITIGATION. Except as set forth on Schedule 3.20, no action, arbitration, suit, claim, inquiry, proceeding or investigation (each, a "Legal Proceeding") is pending or, to the knowledge of the Company, threatened against the Company, or, to the knowledge of the Company, pending or threatened against any stockholder, officer, director or employee of the Company in relation to the affairs of the Company (including any Legal Proceeding relating to any Transaction Documents or Transactions), nor to the knowledge of the Company is there any reasonable basis for any such Legal Proceeding. The Company is not subject to any order, injunction, judgment, decree or ruling of any Governmental or Regulatory Authority.

      3.21  EMPLOYEES AND COMPENSATION.

            (a) The Company is in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices in the jurisdictions within which they operate including the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, as amended, ERISA, the Code and state fair employment practices laws.

            (b) The Company's employees are not represented by a union, and there is no labor strike, dispute, arbitration, grievance, slowdown, stoppage, organizational effort, dispute or proceeding by or with any employee or former employee of the Company or any labor union pending or, to the knowledge of the Company, threatened against the Company. There has been no "mass layoff" or "plant closing" as defined in the Worker Adjustment and Retraining Notification Act ("WARN") with respect to the Company or any of its subsidiaries within six
(6) months prior to Closing.

            (c) There are no employment or consulting Contracts or arrangements (other than those terminable at will without liability to the Company) with any employees or consultants of the Company other than as described on Schedule 3.9. Schedule 3.21 sets forth a complete list, as of the date of this Agreement, of all employees of and consultants to the Company, with annual compensation in excess of $50,000, showing date of hire, hourly rate or salary or other basis of compensation and job function, all as of the date of this Agreement, and other benefits accruing pursuant to the Company's standard policies, including paid time off or vacation pay. The Company has not received any written or, to its knowledge, oral notice that any officer or key employee of the Company intends to terminate his or her employment with the Company.

      3.22  ERISA; COMPENSATION AND BENEFIT PLANS.

            (a) Schedule 3.22(a) sets forth all employee compensation and benefit plans, agreements, commitments, programs, practices, policies or arrangements of any type (including plans described in Section 3(3) of the

Employee Retirement Income Security Act of 1974, as amended ("ERISA")) providing cash or equity-based compensation or incentives, health, medical, dental, disability, accident or life insurance benefits or vacation, severance, change in control, retention, retirement, pension or savings benefits that are sponsored, offered, maintained or contributed to by the Company for the benefit of current or former employees or directors of the Company, or with respect to which the Company has or may have any liability, whether direct or indirect, actual or contingent (including liabilities arising from any subsidiaries, Affiliates or any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer with any of them under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA ("ERISA Affiliate")) (collectively, the "Benefit Plans"), and includes a written description of all oral Benefit Plans. There are no material compensation or benefit plans, agreements, commitments, practices or arrangements of any type providing benefits to employees or directors of the Company, or with respect to which the Company may have any liability, contingent or otherwise, other than the Benefit Plans.

            (b) With respect to each Benefit Plan, the Company or its ERISA Affiliate has delivered to the Purchaser true and complete copies of: (i) any and all plan texts, agreements and amendments thereto (including trust agreements, insurance Contracts and investment management agreements currently in effect); (ii) any and all material written descriptions of Benefit Plans circulated generally among participants (including all summary plan descriptions and material modifications thereto currently in effect); (iii) the two most recent Form 5500 and all schedules thereto, if applicable; (iv) the most recent annual and periodic accounting of plan assets, if applicable; (v) the most recent determination letter received from the Internal Revenue Service (the "Service"), if applicable; and (vi) in the case of any unfunded or self-insured plan or arrangement, the most recent actuarial report and a current estimate of accrued and anticipated liabilities thereunder.

            (c) Except as otherwise provided on Schedule 3.22(c) with respect to each Benefit Plan: (i) if intended to qualify under Section 401(a) of the Code, the Internal Revenue Service has issued a favorable determination letter or opinion letter or advisory letter upon which the Company is entitled to rely under Internal Revenue Service pronouncements, that the plan is qualified under
Section 401(a) of the Code and the related trusts are exempt from federal income Tax under Section 501(a) of the Code, and no such determination letter, opinion letter or advisory letter has been revoked, nor to the Company's knowledge has revocation been threatened, and the Company has no knowledge of any reason why the plan is not so qualified; (ii) such plan has been administered and enforced in accordance with its terms and all applicable Legal Requirements in all material respects; (iii) no breach of fiduciary duty has occurred with respect to which the Company or any Benefit Plan may be liable or otherwise damaged in any material respect; (iv) no material disputes, actions, suits, claims or arbitrations (other than claims for benefits in the ordinary course) nor any audits or investigations by any Governmental or Regulatory Authority are pending or, to the knowledge of the Company, threatened; (v) no "prohibited transaction" (within the meaning of either Section 4975(c) of the Code or Section 406 of ERISA) has occurred with respect to which the Company or any Benefit Plan may be liable or otherwise damaged in any material respect; (vi) all contributions, premiums, and other payment obligations have been accrued on the consolidated financial statements of the Company in accordance with GAAP, and, to the extent due, have been made on a timely basis, in all material respects; (vii) all contributions or benefit payments made or required to be made under such plan meet the requirements for deductibility under the Code to the extent intended to be deductible; (viii) the Company has expressly reserved in itself the right to amend, modify or terminate such plan, or any portion of it, at any time without liability to itself; and (ix) no such plan requires the Company to continue to employ any employee or director.

            (d) No Benefit Plan is, or has ever been, subject to Title IV of ERISA. Furthermore, neither the Company nor any ERISA Affiliate has terminated any plan subject to Title IV of ERISA or incurred any liability under Section 4062 of ERISA within the past six (6) years.

            (e) With respect to each Benefit Plan which provides welfare benefits of the type described in Section 3(1) of ERISA: no such plan provides medical or death benefits with respect to current or former employees or directors of the Company beyond their termination of employment, other than coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code or similar state laws, (ii) each such plan has been administered in compliance in all material respects with Sections 601-609 of ERISA and 4980B(f) of the Code;
(iii) no such plan is or is provided through a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA; and (iv) no such plan has reserves, assets, surpluses or prepaid premiums in violation of Code Sections 419 or 419A.

            (f) Except as set forth on Schedule 3.22(f), the consummation of the Transactions contemplated by this Agreement, either alone or in combination with another event, will not (i) entitle any current or former employee, consultant, officer or director to severance pay, retention bonuses, or change in control payments or bonuses, (ii) accelerate the time of payment, funding or vesting under any Benefit Plan, or (iii) increase the amount of compensation or benefits due to any current or former employee, consultant, officer or director. Except as set forth on Schedule 3.22(f), no payments made as a result of the transactions contemplated by this Agreement shall constitute "excess parachute payments" within the meaning of Section 280G of the Code.

      3.23  ENVIRONMENTAL MATTERS.

            (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the operations of the Company are, and at all times have been, in compliance with all applicable Environmental Laws, including possession and compliance with the terms of all licenses and permits required by Environmental Laws, (ii) there are no pending or, to the knowledge of the Company, threatened Legal Proceedings under or pursuant to any Environmental Laws against the Company or involving any real property currently or, to the knowledge of the Company, formerly owned, operated or leased or other sites at which Hazardous Materials were disposed of, or allegedly disposed of, by the Company, (iii) to the Company's knowledge, the Company has received no written allegations of any liabilities under any Environmental Law and the Company has no knowledge of any pending or threatened such allegations, (iv) the Company has no knowledge of the presence of any Hazardous Materials at any facility currently leased or used by the Company and
(v) the Company has not generated, transported, treated, stored, installed, disposed of or released any Hazardous Materials in violation of, or in a manner that would reasonably be expected to give rise to liability to the Company under, any Environmental Laws.

            (b) For purposes of this Section 3.23, the following terms shall have the following meanings:

            "Environmental Laws" means any and all federal, state, foreign, interstate, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, decrees, requirements of any Governmental or Regulatory Authority any and all common law requirements, rules and bases of liability regulating, relating to, or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as currently in effect, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C.
Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., Section 136 et seq., Occupational Safety and Health Act 29 U.S.C. Section 651 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., and the Endangered Species Act (16 U.S.C. Section 1531 et seq.) as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

            "Hazardous Materials " means any materials or wastes, defined, listed, classified or regulated as radioactive, hazardous, toxic or otherwise dangerous to health or the environment in or under any Environmental Laws including petroleum, petroleum products, friable asbestos, urea formaldehyde, radioactive materials and polychlorinated biphenyls, but excluding office and janitorial supplies safely stored and maintained.

      3.24 INSURANCE. Schedule 3.24 sets forth all insurance policies under which the Company is insured, the name of the insurer of each policy, the type of policy provided by such insurer, the amount, scope and period covered thereby and a description of any material claims made thereunder during the six (6)-year period prior to the date of this Agreement. Such insurance policies are valid and in full force and effect and for such amounts as are (a) sufficient for all Legal Requirements and all agreements to which the Company is a party or by which it is bound and (b) reasonable for the Business, assets and properties of the Company. All premiums due to date under such policies have been paid, no default by the Company or, to the knowledge of the Company, any other party exists thereunder and, with respect to any material claims made under such policies, no insurer has (i) given any notice to the Company or the Sellers of any "reservation of rights" or (ii) refused to cover all or any portion of such claims. The Company has not received any notice of any proposed material increase in the premiums payable for coverage, or proposed reduction in the scope (or discontinuation) of coverage, under any of such insurance policies and, to the knowledge of the Company, no event has occurred which could reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a prospective upward adjustment in such premiums. To the knowledge of the Company, no event has occurred which limits or impairs the rights of the Company under any such insurance policies.

      3.25 AFFILIATE TRANSACTIONS. Except as set forth on Schedule 3.25 and except as contemplated by the Stock Appreciation Rights Plan and the Incentive Plan, (a) the Company is not a party to any Contract or arrangement with, or indebted, either directly or indirectly, to any of its (i) officers, directors, stockholders, or any of their respective relatives or Affiliates or (ii) employees, other than compensation and benefits arrangements between the Company, as employer, and such Person, as employee, in the usual, regular and ordinary course of business, and (b) (i) none of such officers, directors or stockholders and (ii) to the knowledge of the Company, none of its employees or any of the relatives or Affiliates of its officers, directors or stockholders:
(A) is indebted to the Company or has any direct or indirect ownership interest in, or any contractual or business relationship (whether written or oral) with, any Person with which the Company is or was Affiliated or with which the Company has a business relationship, or any Person which, directly or indirectly, competes with the Company, (B) has any claim or cause of action against the Company or (C) owns any interest in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company. As used herein, "Affiliate" has the meaning ascribed to it in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

      3.26  ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule
3.26 and except for (i) accounts payable, accrued expenses and other liabilities or obligations specifically reflected and reserved against on the Balance Sheet and other similar amounts incurred in the ordinary course of business since the Balance Sheet Date as of the Closing Date or (ii) liabilities incurred pursuant to the terms of or expressly contemplated by this Agreement, the Company does not have any material liabilities or obligations, whether absolute, accrued, contingent or otherwise, and whether due or to become due.

      3.27 BROKERS. Except as set forth on Schedule 3.27, no finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Sellers or the Company in connection with the negotiation or consummation of this Agreement or the Transactions and no such Person is entitled to any fee, payment, commission or other consideration in connection therewith as a result of any arrangement made by any of them.

      3.28 EXPORT CONTROLS. The Company has not exported, and does not export, any products or services outside of the United States. The Company does not have a customer, supplier or distributor relationship with, or is a party to any agreement with, any Person (i) organized or domiciled in or that is a citizen of, the Balkans, Burma (Myanmar), Cuba, Iran, Liberia, North Korea, Sudan, Syria or Zimbabwe (including any Governmental or Regulatory Authority within any such country) or (ii) that appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Controls in the United States Department of the Treasury, or in the Annexes to the United States Executive Order 13224 - Blocking Property and Prohibiting Transactions with Person Who Commit, Threaten to Commit, or Support Terrorism.

      3.29 CERTAIN PAYMENTS. None of the Company nor, to the knowledge of the Company, any director, officer, consultant, employee, or other Person associated with or acting on behalf of any of them, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, domestic or foreign, regardless of form, whether in money, property, or services (i) in violation of any Legal Requirements or (ii) to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, (b) violated any applicable export control, money laundering or anti-terrorism Legal Requirement, or otherwise taken any action which would be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Legal Requirement of similar effect or (c) established or maintained any fund or asset with respect to the Company that has not be recorded in the books and records of the Company.

      3.30 PURCHASE COMMITMENTS. Schedule 3.30 identifies the Persons that represent, in the aggregate, at least eighty percent (80%) of the current written commitments (whether pursuant to an agreement or purchase order) to purchase existing products or services or products or services being developed by the Company or any of its Affiliates (the "Purchase Commitments"). The Company has made available to the Purchaser true and complete copies of all documents evidencing such Purchase Commitments. The Company has no oral commitments to purchase existing products or services or products or services being developed by the Company or any of its Affiliates. All such Purchase Commitments (a) are in full force and effect, have not been withdrawn, amended, modified or terminated and are enforceable in accordance with their terms against the Company and, to the knowledge of the Company, against any other party thereto by the Company and (b) to the knowledge of the Company, upon consummation of the Transactions, will be enforceable in accordance with their terms against the Company and, to the knowledge of the Company, against any other party to such Purchase Commitments. To the knowledge of the Company, no fact, condition or circumstance exists that would give any party the right to withdraw, amend, modify or terminate any Purchase Commitment and no Person has given any notice to the Company or the Sellers, and neither the Company nor the Sellers has any basis to believe that any Person intends to withdraw, amend, modify or terminate any Purchase Commitment.

      3.31 CORPORATE RECORDS. The Company has delivered to the Purchaser true, correct and complete copies of the articles of incorporation and by-laws of the Company as amended and in effect on the date of this Agreement. Upon formation, the Company or Holdings will deliver to the Purchaser true, correct and complete copies of the organizational documents of Holdings. The minute books of the Company are true, correct and complete in all material respects and have been made available to the Purchaser and contain records of all meetings and accurately reflect, in all material respects, all other corporate actions of the stockholders and board of directors (including committees thereof) of the Company. The stock certificate books and stock transfer ledgers of the Company have been made available to the Purchaser and are true, correct and complete. All stock transfer Taxes levied, if any, or payable with respect to all transfers of Shares prior to the date of this Agreement have been paid and appropriate transfer Tax stamps affixed, if any.

      3.32 BANKS; POWER OF ATTORNEY. Schedule 3.32 contains a complete and correct list of the names and locations of all banks in which Company has accounts or safe deposit boxes and the names of all Persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 3.32, no Person holds a power of attorney to act on behalf of the Company.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser represents and warrants to the Sellers in this Article 4 as follows:

      4.1   INVESTMENT REPRESENTATIONS.

            (a) The Shares are being acquired by the Purchaser solely for the Purchaser's own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution in violation of the Securities Act.

            (b) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the proposed investment in the Shares.

            (c) The Purchaser understands that the Shares may not be sold, transferred or otherwise disposed of by it without registration under the Securities Act and any applicable state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration, the Shares may be required to be held indefinitely.

            (d) In no event will this Section 4.1 limit or impair in any way the Purchaser's right to bring a claim in respect of this Agreement, any other Transaction Document or the Transactions.

      4.2 ORGANIZATION AND AUTHORITY; CONSENTS; NO-CONFLICT. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has full power and authority and has taken all required action on its part (including board approval) necessary to permit it to execute and deliver and to perform its obligations under and to consummate the Transactions contemplated by the Transaction Documents to which the Purchaser is or will be a party. Except for applicable filings and approvals under the HSR Act, no consent, order, authorization, approval, declaration or filing, including any consent, approval or authorization of or declaration or filing with any Governmental or Regulatory Authority or any party to any Contract with the Purchaser is required on the part of the Purchaser for or in connection with its execution, delivery or performance of this Agreement and the other Transaction Documents. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Purchaser will be a party will not result in any violation of, be in conflict with, constitute a default under, or cause or give rise to any right of acceleration of any obligation or loss of any rights or benefits under, any Legal Requirement, Contract, instrument, charter, by-laws, operating agreement, partnership agreement, organizational document, license, permit, authorization, franchise or certification to which the Purchaser is a party or by which the Purchaser is bound, or result in the creation of any Liens upon any properties or assets of the Purchaser.

      4.3 VALIDITY AND ENFORCEABILITY. This Agreement is, and each of the other Transaction Documents to which the Purchaser is a party shall be when executed and delivered by the Purchaser, the valid and binding obligations of the Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and by laws related to the availability of specific performance, injunctive relief or other equitable remedies.

      4.4 LITIGATION. No Legal Proceeding against the Purchaser is pending or, to the knowledge of the Purchaser, threatened against the Purchaser, which would reasonably be expected to affect the legality, validity or enforceability of this Agreement or the Transaction Documents or interfere with the Purchaser's ability to consummate the Transactions contemplated hereby.

      4.5 BROKERS. Except as set forth on Schedule 4.5, no finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Purchaser in connection with the negotiation or consummation of this Agreement or the Transactions and no such Person is entitled to any fee, payment, commission or other consideration in connection therewith as a result of any arrangement made by any of them.

      4.6 FINANCIAL ABILITY. At the time of the Closing, the Purchaser will have immediately available funds sufficient to consummate the transactions contemplated by this Agreement, including the payment of all fees and expenses payable by the Purchaser in connection with the Transactions contemplated by this Agreement.

                                   ARTICLE 5

             COVENANTS OF THE COMPANY, THE SELLERS AND THE PURCHASER

      5.1 CONDUCT OF THE BUSINESS. The Company will, and the Sellers will cause the Company to, comply with the following covenants prior to the Closing, unless otherwise approved in writing by the Purchaser (which approval shall not be unreasonably withheld, delayed or conditioned), except as set forth on
Schedule 5.1 or pursuant Section 5.12(a).

            (a)   The Company will, and the Sellers will cause the Company to:

                  (i)   maintain its legal existence;

                  (ii) use commercially reasonable efforts to preserve the Business and its business organization intact, retain its licenses, permits, authorizations, franchises and certifications, and preserve the existing Contracts in accordance with their respective terms and goodwill of its customers, suppliers, vendors, service providers, personnel and others having business relations with it;

                  (iii) conduct its Business only in the ordinary course (including the collection of receivables and the payment of payables and capital expenditures);

                  (iv) use commercially reasonable efforts to operate in such a manner as to assure that the representations and warranties of the Company and the Sellers set forth in this Agreement will be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date;

                  (v) maintain the books, accounts and records of the Company in the ordinary course of business;

                  (vi) comply in all material respects with all contractual and other obligations of the Company;

                  (vii) comply in all material respects with all Legal Requirements; and

                  (viii) form Holdings and cause Holdings to execute and deliver the Joinder Agreement as soon as reasonably practicable following the date of this Agreement.

            (b) Without limiting the generality of the foregoing, the Company will not, and the Sellers will cause the Company not to:

                  (i) change its method of management or operations in any material respect;

                  (ii) dispose, acquire or license any assets or properties in an aggregate amount in excess of $25,000 or make any commitment to do so;

                  (iii) except in the ordinary course of business, incur any Indebtedness for borrowed money, make any loans or advances (other than employee advances, credit cards and expense reimbursements), assume, guarantee or endorse or otherwise become responsible for the obligation of any other Person, or subject any of its properties or assets to any Lien, other than Permitted Liens;

                  (iv) modify, amend, cancel or terminate any Material Contract or any other existing Contract material to the Company or the Business;

                  (v) other than as contemplated by the Incentive Plan, make any change in the compensation paid or payable to any indirect personnel of the Company whose annual compensation is greater than $100,000;

                  (vi) except for the payments contemplated by Section 1.2(c)(iii) and other than as contemplated by the Incentive Plan, (A) increase the salary or other compensation of any director, officer or employee of the Company, (B) grant any bonus, benefit or other direct or indirect compensation to any director, officer, employee or consultant, (C) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or otherwise modify or amend or terminate any such plan or arrangement or (D) enter into any employment, deferred compensation, severance, special pay, consulting, non-competition or similar Contract or arrangement with any directors or officers of the Company (or amend any such Contract to which the Company is a party);

                  (vii) promote, change the job title of, or otherwise alter in any material respect the responsibilities or duties of, any management employee or officer of the Company;

                  (viii) enter into any Contract with respect to which the Company has any liability or obligation involving more than $100,000, contingent or otherwise, or which may otherwise have any continuing effect after the Closing (other than in the ordinary course of business, and other than such liabilities or obligations that are billable directly to a client or customer of the Company), or which may place any express limitation on the method of conducting or scope of the Business;

                  (ix) make or cause to be made any redemption, repurchase, recapitalization, reclassification, issuance, split, combination or other transaction involving the capital stock or other equity securities or interests of the Company or Holdings, or any option, warrant or right to acquire any such capital stock, equity securities or interests (except as contemplated by the Pre-Closing Transactions);

                  (x) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of, or other equity interests of, the Company or Holdings, except for any distribution for the purpose of paying taxes with respect to ownership of the Shares or the Interests;

                  (xi) transfer, issue, sell, pledge, encumber or dispose of any shares of capital stock or other securities of, or other equity interests in, the Company or Holdings or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of, or other ownership interests in, the Company or Holdings (except as contemplated by the Pre-Closing Transactions);

                  (xii) amend the articles of incorporation, certificate of formation, by-laws, operating agreement or equivalent organizational or governing documents of the Company or Holdings;

                  (xiii) make any change in its accounting or Tax reporting principles, methods, policies, practices or procedures, except as required by GAAP or any Legal Requirements (except as contemplated by the Pre-Closing Transactions);

                  (xiv) except as required by law, (A) file, make or change any Tax election or any Tax Return (or any amendment thereof) (except as contemplated by the Pre-Closing Transactions), (B) settle or compromise any Tax claim or liability or enter into a settlement or compromise or (C) surrender any right to claim a refund of any Taxes;

                  (xv) change its customer pricing, rebates or discounts, other than in the ordinary course of business;

                  (xvi) acquire any Person or the business of any Person, whether by merger or consolidation, purchase of assets or equity securities or any other manner;

                  (xvii) cancel or waive any rights of substantial value, or pay, discharge or settle any claim of an amount in excess of $10,000;

                  (xviii) make any capital expenditures that, individually or in the aggregate, exceed $10,000;

                  (xix) take any other action which could reasonably be expected to have a Company Material Adverse Effect, or could reasonably be expected to materially and adversely affect or detract from the value of the Company, its assets or the Business;

                  (xx) take any action which would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement;

                  (xxi) enter into any Contract or arrangement that restrains, restricts, limits or impedes the ability of the Company to compete with or conduct any business or line of business in any geographic area or solicit the employment of any Persons;

                  (xxii) recognize any labor union or enter into any collective bargaining agreement;

                  (xxiii) commence or settle any Legal Proceeding;

                  (xxiv) enter into any Contract or arrangement with, make any loans to, or borrow money from, either directly or indirectly, any of its officers, directors, employees, stockholders, or any of their respective relatives or Affiliates;

                  (xxv) (A) submit any bid that, if accepted or awarded, could reasonably be expected to result in any loss to the Company (or, following the Closing, the Purchaser or its subsidiaries) or (B) enter into any Contract which could reasonably be expected to result in any loss to the Company (or, following the Closing, the Purchaser or its subsidiaries); or

                  (xxvi) commit to do any of the foregoing referred to in clauses (i)-(xxv).

      5.2 ACCESS. Until the Closing Date, if requested by the Purchaser, the Company and Holdings will, and the Selling Stockholders will cause the Company and Holdings to, permit the Purchaser, its financing sources and their respective representatives, during normal business hours and upon reasonable prior notice, access to (a) the assets, properties, records, books of account, financial information (including working papers and data in the possession of the Company and Holdings, internal audit reports and "management letters" from its independent auditors), Contracts and other documents of the Company and Holdings and (b) with the Company's or Holdings' prior consent (which shall not be unreasonably withheld, conditioned or delayed), any such specific employees, advisors, consultants, other personnel, service providers, vendors or suppliers of, or others having material business relations with, the Company or Holdings as the Purchaser may reasonably request. Until the Closing Date, the Company and Holdings will, and the Selling Stockholders will cause the Company and Holdings to, furnish promptly to the Purchaser such additional data and other information as to its affairs, assets, business, properties, employees or prospects as the Purchaser, its financing sources or their representatives may from time to time reasonably request. The Company and the Sellers shall provide reasonable cooperation in connection with the Purchaser obtaining any financing in connection with the transactions contemplated hereby.

      5.3   EFFORTS; COOPERATION.

            (a) The Company and the Sellers will use reasonable best efforts to cause the conditions specified in Section 8.1 to be satisfied as soon as practicable.

            (b) The Company and the Sellers will cooperate with any reasonable request by the Purchaser or its financing sources in connection with the Purchaser's financing of the Transaction. Any reasonable out-of-pocket expenses incurred by the Company or the Sellers in connection with such cooperation shall be reimbursed by the Purchaser. For example, if requested by the Purchaser, the Company and the Sellers will reasonably assist the Purchaser in obtaining any mortgage, leasehold mortgage, landlord waiver, control agreement, collateral assignment or other document, instrument or agreement reasonably requested by the Purchaser's financing sources.

            (c) To the extent required in connection with the Transactions contemplated by this Agreement, within five (5) Business Days following the date of execution of this Agreement each of the Company and the Purchaser shall promptly make or cause to be made any and all required filings under the HSR Act, and will request early termination of the waiting period required under the HSR Act. The parties agree to cooperate and promptly respond to any inquiries or investigations initiated by the Federal Trade Commission or the Department of Justice in connection with any such filings. The parties further agree that the Purchaser and the Sellers shall each bear fifty percent (50%) of the expenses incurred in connection with the submission of the filings contemplated by this
Section 5.3(c).

      5.4   FINANCIAL STATEMENTS.

            (a) As soon as practicable but in no event later than the Closing Date, the Company shall obtain and deliver to the Purchaser (i) the audited, consolidated balance sheet of the Company as at December 31, 2006, and the audited, consolidated statements of cash flows, income and stockholders' equity for the fiscal year ended December 31, 2006 and (ii) unaudited condensed consolidated financial statements for the latest quarterly period prior to the Closing Date and the corresponding period in the prior year, reviewed by the Company's independent auditors in accordance with Statement on Auditing Standards No. 100 "Interim Financial Information". The Sellers and the Company shall, and the Sellers shall cause the Company to, use their reasonable efforts to cause Ernst & Young LLP, the Company's independent auditor (subject to performing the keeping-current procedures required by generally accepted auditing standards), to (A) consent to the inclusion of their report issued in connection with their audit of the Company's financial statements for the fiscal year ended December 31, 2006 in a periodic report on Form 8-K or Form 8-K/A to be filed by the Purchaser with the Securities and Exchange Commission (the "SEC") and (B) represent that such financial statements comply with the rules and regulations promulgated by the SEC. The Sellers acknowledge and agree that the Sellers shall be responsible for all costs and expenses relating to the preparation of the financial statements and the audit thereof required by this
Section 5.4(a).

            (b) At the request of Purchaser, the Sellers and the Company shall, and the Sellers shall cause the Company to, use their reasonable efforts to obtain and deliver to the Purchaser, as soon as practicable, but in no event later than sixty (60) days after the Sellers' receipt of such request: (i) the


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



audited, consolidated balance sheets of the Company for the fiscal year ended December 31, 2005, (ii) the audited, consolidated statements of cash flows, income and stockholders' equity for the fiscal year ended December 31, 2005 and
(iii) the unaudited condensed consolidated interim financial statements of the Company for any quarterly period during the fiscal years ended December 31, 2005 and the corresponding period for the preceding year, reviewed by the Company's independent auditors in accordance with Statement on Auditing Standards No. 100 "Interim Financial Information". The Purchaser acknowledges and agrees that it shall be responsible for all costs and expenses relating to the preparation of the financial statements and the audit thereof required by this Section 5.4(b). For the avoidance of doubt, such costs and expenses shall not be deemed a liability or expense of the Company or the Sellers for any purpose, including Closing Working Capital.

            (c) For the period commencing as of the date hereof and ending as of the Closing Date, the Company shall deliver to the Purchaser the (i) unaudited balance sheet of the Company for each monthly and quarterly period ending after the date of this Agreement, and (ii) related unaudited statements of cash flows and income for such periods. Such financial statements shall be delivered within twenty-five (25) days after the end of such month or quarter or, if earlier, contemporaneously with the delivery of such financial statements to the directors, stockholders or lenders of the Company and shall be prepared in accordance with the Company's past practices.

      5.5 NONSOLICITATION. From the date of this Agreement until the Closing, or, if earlier, the termination of this Agreement in accordance with its terms, neither the Company nor any of the Sellers will, and the Company and the Sellers shall not permit any of their Affiliates, directors, officers, employees, representatives or agents to, directly or indirectly, (a) solicit any offers or proposals or initiate or enter into discussions for the recapitalization or purchase of the Company or the purchase of all or any substantial portion of the equity securities or assets (including by merger or in any other form of transaction) of the Company, (b) discuss, negotiate or otherwise respond, other than to decline to enter into such negotiations or discussions, with respect to any unsolicited offer, proposal or indication of interest with respect to any such transaction or (c) furnish any information concerning the Business to any Person in connection with any such transaction. The Company and the Sellers will promptly disclose to the Purchaser all such unsolicited offers, proposals or indications of interest. The Sellers and the Company shall (and the Sellers and the Company shall cause their Affiliates, directors, officers, employees, representatives or agents to) immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than the Purchaser). The Sellers and the Company agree not to release any third party from any confidentiality agreement relating to any such transaction or the standstill provisions of any agreement to which the Company is a party.

      5.6 CONFIDENTIALITY. At all times following the Closing, no Seller shall, directly or indirectly, disclose, divulge or make use of any trade secrets or other information of a business, financial, marketing, technical or other nature pertaining to the Company or the Business, including information of others that the Company has agreed to keep confidential, except (a) to the extent that such information shall have become public knowledge other than by breach of this Agreement by any of the Sellers, (b) as required in connection with the performance of such Seller's duties as an employee of the Company, (c) to the extent that disclosure of such information is required by any Legal Requirement or legal process (but only after the Seller has provided the Company with prompt notice and the opportunity to take action against any legally required disclosure), or (d) to the extent that such information is acquired from a Person that is not known by either Seller to be under an obligation to keep such information confidential.

      5.7   NONCOMPETITION.

            (a) During the Noncompetition Period (i) no Seller will, directly or indirectly, or as a stockholder, partner, member, manager, employee, consultant or other owner or participant in any Person other than the Company, engage in or assist any other Person to engage in, own, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, operation, management or control of, any Covered Business anywhere in the United States, or anywhere else in the world where the Company does business, (ii) no Seller will, directly or indirectly, solicit or endeavor to entice away from the Company, or offer employment or a consulting position to, or otherwise interfere with the business relationship of the Company with, any Person who is, or was within the one (1) year period prior thereto, an employee of or consultant to the Company and (iii) no Seller will, directly or indirectly, solicit or endeavor to entice away from the Company, endeavor to reduce the business conducted with the Company by, or otherwise interfere with the business relationship of the Company with, any Person who is, or was within the one (1) year period prior thereto, a customer or client of, supplier, vendor or service provider to, or other Person having business relations with, the Company. The foregoing shall not prevent any Seller from owning for investment purposes up to three percent (3%) of the outstanding securities of a publicly traded company engaged in any Covered Business.

            (b) For purposes of this Section 5.7, the following terms shall have the following meanings:

            "Company" means the Company, each of its subsidiaries immediately prior to the Closing, Patriot, LLC and Patriot Partnership.

            "Covered Business" means any business in which the Company is engaged or, to the knowledge of the Sellers, plans to be engaged, as of the Closing Date.

            "Noncompetition Period" means (i) for the purposes of Section 5.7(a)(i) and (iii), the period commencing as of the Closing and ending on the two (2)-year anniversary of the Closing Date and (ii) for the purposes of
Section 5.7(a)(ii), the period commencing as of the Closing and ending on the three (3)-year anniversary of the Closing Date.

      5.8 INJUNCTIVE RELIEF. The Company and the Sellers acknowledge that any breach or threatened breach of the provisions of Sections 5.5, 5.6 or 5.7 will cause irreparable injury to the Purchaser, the Company and/or their respective subsidiaries, if any, for which an adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, the Purchaser (in the case of Section 5.5) and the Purchaser, the Company and/or such subsidiaries, if any (in the cases of Sections 5.6 and 5.7) shall be entitled, in addition to the exercise of other remedies (but in all events subject to Section 10.9), to seek and (subject to court approval) obtain injunctive relief, without necessity of posting a bond, restraining the Company and/or the Sellers, as the case may be, from committing such breach or threatened breach. Subject to

Section 10.9, the right provided under this Section 5.8 shall be in addition to, and not in lieu of, any other rights and remedies available (and permitted hereunder) to the Purchaser, the Company or such subsidiaries.

      5.9 REASONABLE RESTRICTIONS. Each Seller (a) has carefully read and understands all of the provisions of this Agreement and has had the opportunity for this Agreement to be reviewed by counsel, (b) acknowledges that the duration, geographical scope and subject matter of Sections 5.6 and 5.7 are reasonable and necessary to protect the goodwill, customer relationships, legitimate business interests, trade secrets and confidential information of the Business, (c) acknowledges that the Purchaser would not be willing to enter into the Transaction Documents or consummate the Transactions without the benefits contained in this Agreement, (d) will be able to earn a satisfactory livelihood without violating this Agreement and (e) understands that this Agreement is assignable by the Company and the Purchaser and shall inure to the benefit of their respective successors and permitted assigns.

      5.10 COMPANY INTELLECTUAL PROPERTY. If any Selling Stockholder owns or shall at any time hereafter and prior to the Closing acquire any rights in any Company Intellectual Property, such Selling Stockholder shall, and hereby does, transfer all of its rights, title and interest in such Company Intellectual Property to the Company for no additional consideration. Each Selling Stockholder shall execute and deliver such additional documents and instruments and take such other actions as the Purchaser shall reasonably request to give effect to the provisions of this Section 5.10. Each of the Selling Stockholders hereby irrevocably designates and appoints the Purchaser and its agents as its attorneys-in-fact to act for and on such Selling Stockholders' behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by such Selling Stockholder.

      5.11 GENERAL RELEASE. Effective as of the Closing, each Seller voluntarily, knowingly and irrevocably releases and forever discharges the Company, the Purchaser and their respective officers, directors, employees and Affiliates from any and all actions, agreements, amounts, claims, damages, expenses, liabilities and obligations of every kind, nature or description, known or unknown, arising or existing prior to the Closing against the Company, except for (a) any rights of such Seller under this Agreement and any other agreements contemplated by this Agreement to be executed at or prior to Closing, including employment agreements and (b) any claim for compensation or employee benefits accrued but not paid prior to the Closing Date.

      5.12  INCENTIVE PLANS; KEY EMPLOYEE NONCOMPETITION AGREEMENTS.

            (a) Immediately prior to the Closing, the Company shall transfer and assign all of its interest to Holdings, and Holdings shall assume all obligations of the Company under the incentive plan set forth on Schedule 5.12(a) (the "Incentive Plan"). Any assignments or other instruments necessary to affect such assignment and assumption shall be subject to the prior review and approval of the Purchaser. The Selling Stockholders shall cause Holdings, and Holdings shall, make the maximum awards authorized under the Incentive Plan and Holdings shall make all required payments thereunder.

            (b) The Company has executed Confidential Information, Invention Assignment and Non-Competition Agreements with its employees named in Schedule 5.12(b) (the "Noncompetition Agreements"). If, subsequent to Closing, the Company or the Purchaser notifies Holdings that any such employee has breached the covenants contained in a Noncompetition Agreement, then, without limiting the remedies available to the Company, Holdings shall (if Holdings, or a trustee appointed by Holdings, agrees that such breach has occurred, which shall be in Holdings' or such Trustee's, as the case may be, sole discretion) exercise all of its legal and equitable remedies, including any rights it may have under the Incentive Plans resulting from the employee's non-compliance with the Noncompetition Agreements.

      5.13 JOINDER. Upon the formation of Holdings in connection with the Pre-Closing Transactions, each of the Selling Stockholders shall take all actions necessary to cause Holdings to become a signatory to this Agreement, agreeing to be bound by all the terms of this Agreement (which event shall not be deemed to be an amendment of this Agreement) pursuant to an instrument of accession or other joinder agreement in substantially the form attached hereto as Exhibit 5.13 (the "Joinder Agreement").

      5.14 NOTICE OF CERTAIN EVENTS. Each party hereto shall as promptly as reasonably practicable notify the other parties hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware after the date hereof and prior to the Closing that would constitute a violation or breach of this Agreement (or a breach of any representation or warranty contained herein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Article 8, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware which would have been required to have been disclosed pursuant to the terms of this Agreement had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof; provided, however, that except for actions expressly permitted or not otherwise prohibited under Section 5.1(b), and except for new hires of indirect personnel, no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto), the conditions to the obligations of the parties under this Agreement or the rights of any Indemnified Party pursuant to Article 10.

      5.15  EMPLOYEES AND BENEFIT PLANS.

            (a) The Purchaser will cause the Company to employ or to continue to employ the Employees as of the Closing Date (the "Transferred Employees"), with the understanding that such employment shall be at will for all employees other than those who have entered into employment agreements with the Company.

            (b) The Selling Stockholders will cause the Company to terminate all existing employment agreements and agreements with Affiliates of the Company immediately prior to the Closing.

            (c) Effective as of the day immediately preceding the Closing Date, the Company shall terminate any Section 401(k) arrangement (the "Company 401(k) Plan") or any other retirement plan within the meaning of Section 3(2) of

ERISA, unless the Purchaser provides written notice to the Company at least three (3) Business Days prior to the Closing Date that the Company 401(k) Plan (or other retirement plan) need not be terminated. Unless the Purchaser provides such written notice to the Company, the Company shall provide Purchaser with evidence that such Company 401(k) Plan (or other retirement plan) has been terminated pursuant to resolutions of the Company's Board of Directors. The form and substance of such resolutions shall be subject to reasonable review and approval of the Purchaser. The Company shall also take such other actions in furtherance of terminating the Company 401(k) Plan(s) as the Purchaser may reasonably require. As of the Closing Date, unless the Purchaser provides the written notice contemplated by the first sentence of this Section 5.15(c), (A) the employees of the Company shall be eligible to participate in the Section 401(k) arrangement maintained by the Purchaser (the "Purchaser 401(k) Plan") and
(B) the Purchaser shall cause the Purchaser 401(k) Plan to accept rollover contributions (within the meaning of Section 401(a)(31) of the Code), including any outstanding participant loans and related promissory notes. Following the Closing Date, in the event that the Purchaser elects to terminate the Company 401(k) Plan, (A) the employees of the Company shall be eligible to participate in the Purchaser 401(k) Plan and (B) the Purchaser shall cause the Purchaser 401(k) Plan to accept rollover contributions (within the meaning of Section 401(a)(31) of the Code), including any outstanding participant loans and related promissory notes.

            (d) With respect to the Transferred Employees, the Purchaser (or the Company) shall (i) cause any Transferred Employee that was covered under a Benefit Plan of the Company providing welfare benefits immediately prior to the termination thereof to be covered by a reasonably comparable employee benefit plan, program, or arrangement maintained by the Purchaser or the Company without limitations on pre-existing conditions (and the amount of any expenses incurred prior to the Closing Date under the Benefit Plans of the Company shall be credited toward satisfaction of deductibles or co-payments under the benefit plans of the Purchaser or the Company), and (ii) recognize the service completed with the Company by the Transferred Employees prior to the Closing Date for purposes of determining eligibility service and vesting service under any employee benefit plan, program or arrangement maintained by the Purchaser or the Company for their employees on or after termination of any of the Benefit Plans.

      5.16 COLLECTION OF ACCOUNTS RECEIVABLE. After the Closing, the Company shall use commercially reasonable efforts to collect all accounts and notes receivable of the Company as of the Closing Date. If such an account or note receivable is not collected and the Escrow Agent or the Selling Stockholders pay the amount of such uncollected account or note receivable to any Purchaser Indemnified Party pursuant to Article 10 as a result of a breach of the representations and warranties set forth in Section 3.14, the Company shall (a) continue to use commercially reasonable efforts to collect such account or note receivable and (b) promptly remit to the Selling Stockholders any amount thereof that is thereafter received by or on behalf of the Company or the Purchaser from the applicable account debtor.

      5.17 S-CORPORATION ELECTION. From the date of this Agreement until the Closing, the Company shall use its reasonable best efforts to obtain and deliver to the Purchaser copies of (a) the executed Form 2553 with respect to the Company's election to be treated as an S-corporation under Section 1362 of the

Code and (b) the notice received by the Company accepting such election to be treated as an S-corporation.

      5.18 PATRIOT. Upon the request of Purchaser, the Selling Stockholders will, and will use their commercially reasonable efforts to cause any Person affiliated with Patriot, LLC and Patriot Partnership to, discuss the terms and conditions of the organizational and other governing documents of Patriot LLC and Patriot Partnership with Purchaser and consider in good faith any changes reasonably proposed by Purchaser.

                                   ARTICLE 6

                           COVENANTS OF THE PURCHASER

      6.1 REPRESENTATIONS AND WARRANTIES. Until the Closing Date, the Purchaser will not take any action that would cause any of the representations and warranties made by the Purchaser in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

      6.2 EFFORTS. Pending the Closing, the Purchaser will use reasonable best efforts to cause the conditions specified in Section 8.2 to be satisfied as soon as practicable.

      6.3 CONFIDENTIALITY. The provisions of that certain Confidentiality Agreement, dated as of November 9, 2006, by and among the Purchaser, the Company and the Selling Stockholders (the "Confidentiality Agreement"), shall continue to apply to the Purchaser in accordance with its terms, except that all obligations thereunder shall terminate upon the Closing. If this Agreement is terminated for any reason whatsoever, the Purchaser shall nevertheless continue to be bound by the terms of the Confidentiality Agreement and the Purchaser shall return to the Company all tangible embodiments (and all copies) of "Confidential Information" (as defined in the Confidentiality Agreement) that are in its possession.

      6.4 FINANCING. The Purchaser shall use commercially reasonable efforts to obtain the financing necessary to consummate the Transactions contemplated by this Agreement.

      6.5 INDEMNIFICATION OF DIRECTORS AND OFFICERS. For a period of six (6) years after the Closing Date, the Purchaser shall not, and shall not permit the Company to, amend, repeal or modify any provision of the Company's articles of incorporation in effect as of the date hereof relating to the indemnification of any directors or officers of the Company, it being the intent of the parties that the directors and officers of the Company shall continue to be entitled to such indemnification to the full extent provided in such articles of incorporation.

                                   ARTICLE 7

                                  TAX COVENANTS

      7.1   CONSISTENT TAX REPORTING. The Sellers, the Company and the Purchaser
(a) intend that for federal and, as permitted by law, all applicable state, local and foreign tax purposes, the Transactions shall be treated as a purchase by the Purchaser of the assets of the Company, (b) shall in all respects treat and report the Transactions in a manner consistent with such treatment and (c) shall not take any actions or positions inconsistent with the obligations of the parties set forth herein.

      7.2 TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Selling Stockholders shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of the Company for taxable periods ending on or before the close of business on the Closing Date ("Pre-Closing Taxable Periods") which have not been filed prior to the Closing Date. The Selling Stockholders shall permit the Purchaser to review and comment on each such Tax Return described in the prior sentence at least ten (10) days prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Purchaser. All Tax Returns to be prepared by or for the Selling Stockholders pursuant to this Section 7.2 shall be prepared in a manner consistent with the past practice of the Company, except as otherwise required by applicable Legal Requirements. The Selling Stockholders shall be responsible for all Taxes of the Company for all Pre-Closing Taxable Periods, except to the extent reflected in Closing Working Capital as finally determined pursuant to Section 1.4. The Selling Stockholders shall pay to (or as directed by) the Company any Taxes of the Company for all Pre-Closing Taxable Periods to the extent such Taxes have not already been paid by the Selling Stockholders (including payments made by the Company or the Selling Stockholders prior to the Closing), and such payments shall be made no later than five (5) Business Days prior to the due date for paying such amount of Taxes to the relevant tax authority.

      7.3 TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. The Company shall cause to be prepared and timely filed all Tax Returns of the Company for taxable periods beginning before the Closing Date and ending after the Closing Date. The Company shall permit the Selling Stockholders to review and comment on each such Tax Return described in the prior sentence at least ten
(10) days prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Selling Stockholders. All Tax Returns to be prepared by or for the Company pursuant to this Section 7.3 shall be prepared in a manner consistent with the past practice of the Company, except as otherwise required by Legal Requirements. The Selling Stockholders shall be responsible for all Taxes of the Company which relate to the portions of any taxable periods ending at the close of business on the Closing Date to the extent such Taxes have not already been paid by the Selling Stockholders (including payments made by the Company or the Selling Stockholders prior to the Closing), except to the extent reflected in Closing Working Capital as finally determined pursuant to
Section 1.4. The Selling Stockholders shall pay to (or as directed by) the Company any such amounts by no later than five (5) Business Days prior to the due date for paying such amount of Taxes to the relevant tax authority. For purposes of this Section 7.3, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending at the close of business on the Closing Date shall
(a) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (b) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended at the close of business on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be allocated on a basis consistent with the allocations made pursuant to the preceding sentence. All determinations necessary to give effect to the foregoing allocations shall be made in a reasonable manner that endeavors to be consistent with the prior practice of the Company to the extent such practice complies with applicable Legal Requirements.

      7.4   COOPERATION ON TAX MATTERS.

            (a) The Purchaser, the Company and the Selling Stockholders shall cooperate fully, to the extent reasonably requested, in connection with the filing of Tax Returns pursuant to Sections 7.2 and 7.3 or otherwise, and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Tax Return filing, audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

            (b) The Selling Stockholders agree (i) to provide to the Company, upon request, all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Company, any extensions thereof) of the respective taxable periods, and to abide by all record-retention agreements entered into with any Tax authority, and (ii) to give the Company reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Company so requests, the Selling Stockholders shall allow the Company to take possession of such books and records.

            (c) If requested by the Purchaser, the Company and the Selling Stockholders will cooperate with the Purchaser to obtain any certificate or other document from any Governmental or Regulatory Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed upon the Company (including with respect to the Transactions contemplated hereby).

      7.5 CONTROL OF AUDITS. After the Closing Date, except as set forth in the next sentence, the Company shall control the conduct, through counsel of its own choosing, of any audit, claim for refund, or administrative or judicial proceeding involving any asserted Tax liability or refund with respect to the Company (each, a "Contest"). In the case of a Contest after the Closing Date that relates solely to Pre-Closing Tax Periods, the Selling Stockholders shall control the conduct of such Contest, but the Company shall have the right to participate in such Contest at its own expense, and the Selling Stockholders shall not settle, compromise and/or concede any portion of such Contest that could affect the Tax liability of the Company for any taxable year (or portion thereof) after the Closing Date without the written consent of Company, which shall not be unreasonably withheld, conditioned or delayed; provided that, if the Selling Stockholders fail to assume control of the conduct of any such Contest within 30 days following the receipt by the Selling Stockholders of notice of such Contest, the Company shall have the right to assume control of such Contest and shall be able to settle, compromise and/or concede any portion of such Contest.

      7.6 CERTAIN TAXES. All transfer, documentary, sales, use, real property gains, stamp, registration, and other such Taxes and fees incurred in connection with this Agreement shall be shared equally between the Purchaser on the one hand, and the Selling Stockholders on the other hand, with 50% being paid by the Purchaser and 50% being paid by the Selling Stockholders when due, and the Company will, at the expense of the Purchaser and the Selling Stockholders (shared equally on a 50/50 basis), file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, real property gains, stamp, registration, and other Taxes and fees, and, if required by applicable Legal Requirements, the Purchaser and the Selling Stockholders will join in the execution of any such Tax Returns and other documentation.

      7.7 FIRPTA. The Purchaser shall have received from Holdings and each of the Selling Stockholders an affidavit of non-foreign status, dated as of the Closing Date, that complies with Treasury Regulations Section 1.1445-2(b)(2).

                                   ARTICLE 8

                              CONDITIONS TO CLOSING

      8.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. Unless waived in writing by the Purchaser, the obligation of the Purchaser hereunder to consummate the Transactions is subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) Representations and Warranties True. (i) The representations and warranties of the Sellers and/or the Company contained in Sections 2.1, 2.3, 3.1, 3.2, 3.4(a), 3.4(b), 3.5 and 3.6 shall be true and correct in all respects as of the Closing Date as if made on and as of that date and (ii) all of the other representations and warranties of the Sellers and the Company contained in this Agreement shall be true and correct in all respects as of the Closing Date as if made on and as of that date; provided that clause (ii) hereof shall be deemed satisfied if the cumulative effect of all inaccuracies of such representations and warranties (for this purpose disregarding any qualification or limitation as to materiality or Company Material Adverse Effect) would not be reasonably likely to have a Company Material Adverse Effect.

            (b) Covenants Performed. The Company and the Sellers shall have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by them hereunder on or prior to the Closing Date.

            (c) Compliance Certificate. The Purchaser shall have received a certificate of the Sellers and the Company certifying as to the matters set forth in Sections 8.1(a) and (b).

            (d) Required Consents Received. The Company and the Sellers shall have obtained and delivered to the Purchaser copies of all Required Consents listed on or required to be listed on Schedule 3.4, and no such Required Consents shall have been withdrawn, suspended or conditioned.

            (e) No Injunction or Legal Proceeding. Consummation of the Transactions shall not violate any order, decree or judgment of any court or Governmental or Regulatory Authority having competent jurisdiction. No Legal Proceedings shall have been instituted or threatened or claim or demand made against the Sellers, the Company or the Purchaser, seeking to restrain or prohibit, or to obtain substantial damages with respect to, consummation of the Transactions; provided, however, that this condition may not be invoked by the Purchaser if the process giving rise to or resulting in such Legal Proceedings was initiated by or on behalf of the Purchaser.

            (f) Employment Arrangements. Each of the employment agreements with John Register, Bill Bonacki, J.P. Darr, Pete Stea, David Trout and Sue Baird (the "Employment Agreements"), which shall have been entered into as of the date of the Agreement, shall be in full force and effect and shall have not been amended or otherwise modified by the parties thereto in any respect since the date of this Agreement.

            (g) Customer Contacts. The Purchaser shall have completed to its reasonable satisfaction conversations regarding the Transactions with the Company's primary customers.

            (h)   Certificates; Documents.

                  (i) The Purchaser shall have received copies of each of the following for the Company certified to its reasonable satisfaction by an officer of the Company: (i) the Company's articles of incorporation, as amended, certified by the Maryland State Department of Assessments and Taxation as of a recent date; (ii) a certificate of the Maryland State Department of Assessments and Taxation as of a recent date as to the legal existence and good standing of the Company; (iii) resolutions adopted by the directors of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions; and (iv) evidence as of a recent date of the qualification of the Company as a foreign corporation in the jurisdictions listed on Schedule 3.3. The Purchaser shall also have received such other certificates, documents and materials as it shall reasonably request.

                  (ii) The Purchaser shall have received copies of each of the following for Holdings certified to its reasonable satisfaction by an officer of
Holdings: (i) Holdings' certificate of formation, as amended, certified by the Maryland State Department of Assessments and Taxation as of a recent date; (ii) Holdings' limited liability company operating agreement, (iii) a certificate of the Maryland State Department of Assessments and Taxation as of a recent date as to the legal existence and good standing of Holdings and (iv) resolutions adopted by the directors and members of Holdings authorizing the execution, delivery and performance of the Joinder Agreement, this Agreement and the other Transaction Documents and the consummation of the Transactions. The Purchaser shall also have received such other certificates, documents and materials as it shall reasonably request.

            (i) Escrow Agreement. The Sellers Representative and the Escrow Agent shall have entered into the Escrow Agreement.

            (j) Pre-Closing Deliveries. The Sellers and the Company shall have delivered the items, certificates and documents required by Section 1.2(b).

            (k) HSR Act. The waiting period under the HSR Act applicable to the Transactions contemplated by this Agreement shall have expired or been terminated.

            (l) Pre-Closing Transactions. The Pre-Closing Transactions shall have been effected in form and substance satisfactory to the Purchaser.

            (m) Indebtedness. The Purchaser shall have received evidence in form and substance reasonably satisfactory to the Purchaser, including a payoff letter from Branch Banking & Trust of Virginia, that all Indebtedness has been fully paid off and discharged, and all Liens securing such Indebtedness have been terminated and released or the termination and release of such Indebtedness shall be been authorized by the secured party with respect thereto.

            (n) No Material Adverse Effect. There shall not have been or occurred a Company Material Adverse Effect since the Balance Sheet Date.

            (o) Termination of Employment and Affiliate Agreements. The Sellers and the Company shall have terminated the Contracts and other arrangements set forth on Schedule 3.25, other than the Employment Agreements and the Noncompetition Agreements.

            (p) Noncompetition Agreements. Each of the Noncompetition Agreements shall be in full force and effect and shall have not been amended or otherwise modified by the parties thereto in any respect since the date of this Agreement.

            (q) Releases. Releases, in form and substance satisfactory to the Purchaser, shall have been executed and be in full force and effect, without any amendments or modifications thereto, as of the Closing, by each of the beneficiaries of the Stock Appreciation Rights Plan and copies thereof shall have been delivered to the Purchaser.

      8.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SELLERS. Unless waived in writing by the Selling Stockholders and Holdings, the obligation of the Company and the Sellers hereunder to consummate the Transactions is subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) Representations and Warranties True. The representations and warranties contained in Article 4 shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though made on and as of such date.

            (b) Covenants Performed. The Purchaser shall have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by it under this Agreement on or prior to the Closing Date.

            (c) Compliance Certificate. The Sellers shall have received a certificate of the Purchaser certifying as to the matters set forth in Sections 8.2(a) and (b) above.

            (d) No Injunction or Legal Proceeding. Consummation of the Transactions shall not violate any order, decree or judgment of any court or Governmental or Regulatory Authority having competent jurisdiction. No Legal Proceedings shall have been instituted or threatened or claim or demand made against the Sellers, the Company or the Purchaser, seeking to restrain or prohibit, or to obtain substantial damages with respect to, consummation of the Transactions; provided, however, that this condition may not be invoked by the Company or the Sellers if the process giving rise to or resulting in such Legal Proceedings was initiated by or on behalf of the Company or the Sellers.

            (e) HSR Act. The waiting period under the HSR Act applicable to the Transactions contemplated by this Agreement shall have expired or been terminated.

            (f) Certificates and Certain Documents. The Sellers shall have received copies of each of the following for the Purchaser certified to their satisfaction by an officer of the Purchaser: (i) the Purchaser's certificate of incorporation, as amended, certified by the Secretary of State of Delaware as of a recent date; (ii) a certificate of the Secretary of State of Delaware as of a recent date as to the legal existence and good standing of the Purchaser; and
(iii) resolutions adopted by the directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the other agreements, documents and instruments contemplated hereby and the consummation of the Transactions. The Sellers shall also have received such other certificates, documents and materials as the Sellers Representative shall reasonably request.

            (g) Employment Agreements. Each of the Employment Agreements, which shall have been entered into as of the date of the Agreement, shall be in full force and effect and shall have not been amended or otherwise modified by the parties thereto in any respect since the date of this Agreement.

            (h) Escrow Agreement. The Purchaser and the Escrow Agent shall have entered into the Escrow Agreement.

                                   ARTICLE 9

                                   TERMINATION

      9.1 TERMINATION. This Agreement and the Transactions contemplated hereby may be terminated at any time prior to the Closing:

            (a) by mutual written consent of the Purchaser, the Company, the Selling Stockholders and Holdings (provided that the consent of Holdings shall not be required if it has not executed the Joinder Agreement);

            (b) by the Purchaser, if the Company or the Sellers shall have breached or failed to perform in any material respect any of their respective obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of the Sellers and/or the Company set forth in this Agreement shall not be true and correct to the extent set forth in Section 8.1(a), and such breach, failure or misrepresentation is not cured to the Purchaser's reasonable satisfaction within ten (10) days after the Purchaser gives the Company or the Sellers written notice identifying such breach, failure or misrepresentation;

            (c) by the Sellers, if the Purchaser shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of the Purchaser set forth in this Agreement shall not be true and correct to the extent set forth in Section 8.2(a), and such breach, failure or misrepresentation is not cured to the Sellers' reasonable satisfaction within ten (10) days after the Sellers give the Purchaser written notice identifying such breach, failure or misrepresentation;

            (d) by the Purchaser, if any condition set forth in Section 8.1 becomes incapable of satisfaction;

            (e) by the Sellers, if any condition set forth in Section 8.2 becomes incapable of satisfaction; or

            (f) by the Purchaser or the Sellers, if the Closing shall not have occurred on or before June 30, 2007, which date shall be automatically extended for up to thirty (30) days if all conditions to Closing are satisfied as of such date, other than those conditions which are normally performed at the Closing and the conditions set forth in Section 8.1(k) and Section 8.2(e), or such other date, if any, as the Purchaser and the Sellers may agree in writing; provided that this Agreement may not be terminated under this Section 9.1 by or on behalf of any party that is in breach of any representation or warranty or in violation of any covenant or agreement contained herein. For purposes of the foregoing proviso, any breach of this Agreement by the Company or any Seller shall be considered a breach of the Agreement by the Company and all of the Sellers.

      9.2   EFFECT OF TERMINATION.

            (a)   If this Agreement is terminated (i) under Section 9.1(a) or
(ii) under Sections 9.1(d), (e) or (f) at a time when no party is in breach of a representation or warranty or in violation of a covenant or agreement contained herein, all further obligations of the Company and the Sellers to the Purchaser, and of the Purchaser to the Company and the Sellers, will terminate without further liability of any party hereto.

            (b)   If this Agreement is terminated under Section 9.1(b), (c),
(d), (e) or (f) at a time when one or more parties is in breach of a representation or warranty or in violation of a covenant or agreement contained in this Agreement, the liabilities and obligations of the parties not in breach or violation of this Agreement shall terminate, and the party or parties which are in breach or violation of this Agreement shall remain liable for such breaches and violations, and nothing shall be deemed to restrict the remedies available against such party or parties; provided, however, that the provisions of this Section 9.2 and Sections 6.3, 11.2, 11.4, 11.12 and 11.14 and the applicable definitions set forth herein shall remain in full force and effect and survive any termination of this Agreement; provided, further, however, that if any Selling Stockholder would otherwise have any liability as a result of the immediately preceding sentence, the Company hereby assumes and agrees to satisfy in full such liability on behalf of such Selling Stockholder. Notwithstanding the foregoing, the assumption of the liability contemplated by the preceding sentence shall not relieve such Selling Stockholder of any liability in the event that the Company does not satisfy such liability in full and the Purchaser shall be permitted to seek recovery from such Selling Stockholder in such event.

            (c) If this Agreement is terminated under Section 9.1(b) as a result of the Company's or any Seller's breach of or failure to perform its obligations pursuant to Section 5.5, the Company shall pay to the Purchaser as liquidated damages resulting therefrom $3,500,000 (the "Termination Fee"). The Company shall make such payment to the Purchaser by wire transfer of immediately available funds no later than two (2) Business Days following the date on which this Agreement is terminated pursuant to Section 9.1(b) to an account to be designated by the Purchaser. In the event that the Company shall fail to pay the Termination Fee when due, the Termination Fee shall accrue interest for the period commencing on the date the Termination Fee became past due at a rate equal to the rate of interest publicly announced by Banc of America from time to time during such period, as such bank's Prime Rate plus two percent (2%). In addition, if the Company shall fail to pay the Termination Fee when due, the Company shall also pay all of the Purchaser's costs and expenses (including attorneys' fees) in connection with efforts to collect the Termination Fee. The parties acknowledge that the Termination Fee is an integral part of this Agreement and that without the Termination Fee the parties would not enter into this Agreement. The parties further acknowledge that the Termination Fee is reasonable in light of the actual damages that would be incurred by the Purchaser in connection with a termination of this Agreement under Section 9.1(b) as a result of the Company's or any Seller's breach of or failure to perform its obligations pursuant to Section 5.5, and that such actual damages would be difficult to determine with exactness. ACCORDINGLY, IN THE EVENT THAT THE PURCHASER IS PAID THE TERMINATION FEE AS PROVIDED IN THIS SECTION 9.2(C), THE TERMINATION FEE SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF THE PURCHASER, AND SHALL BE THE PURCHASER'S SOLE AND EXCLUSIVE REMEDY HEREUNDER. THE RECEIPT OF THE TERMINATION FEE BY THE PURCHASER IS NOT INTENDED TO AND SHALL NOT BE A FORFEITURE OR PENALTY, BUT IS INTENDED TO AND SHALL CONSTITUTE LIQUIDATED DAMAGES.

                                   ARTICLE 10

                            SURVIVAL; INDEMNIFICATION

      10.1 SURVIVAL. The representations, warranties, covenants and agreements contained herein shall survive the Closing and any investigation made by or on behalf of the Purchaser, the Sellers or the Company to the extent provided in this Section 10.1. No action for a breach of the representations and warranties contained herein shall be brought more than one (1) year following the Closing Date, except for (a) claims arising out of the representations and warranties contained in Sections 2.1, 2.3, 3.1, 3.2, 3.4(a), 3.4(b), 3.5, 3.6 and the first two sentences of Section 4.2, which shall survive indefinitely after the Closing, (b) claims arising out of the representations and warranties contained in Sections 3.19, 3.22, 3.25, 3.27 or 4.5, which shall survive until sixty (60) days after the expiration of the statute of limitations period (including all extensions thereof) applicable to the underlying subject matter being represented, and (c) claims of which the Sellers have been timely notified with reasonable specificity by the Purchaser in accordance with Sections 10.5 or 10.7, or claims of which the Purchaser has been notified with reasonable specificity by the Sellers in accordance with Section 10.5, within such one (1) year period. The representations and warranties contained in Sections 2.1, 2.3, 3.1, 3.2, 3.4(a), 3.4(b), 3.5, 3.6, 3.19, 3.22, 3.25, 3.27, the first two sentences of Section 4.2 and Section 4.5 are sometimes collectively referred to herein as the "Specified Representations."

      10.2 INDEMNIFICATION LIMITS. No Indemnified Party shall be entitled to recover any Losses for breach of the representations and warranties of any party contained herein, (a) unless, and only to the extent that, such Indemnified Party's cumulative aggregate claims therefor exceed $400,000, or (b) for a cumulative aggregate amount in excess of twenty percent (20%) of the Closing Purchase Price; provided, that claims for breach of any of the Specified Representations shall not be subject to the foregoing limits and shall not be included in the determination of whether the limit in clause (b) has been reached. For all purposes of this Article 10, when determining whether a representation or warranty of any party has been breached or is inaccurate and the amount of the Losses, any Company Material Adverse Effect or other materiality qualifier contained in any such representation or warranty will be disregarded, except for the materiality qualifiers in Section 3.7(b), the reference to Company Material Adverse Effect in Section 3.8(b), the materiality qualifiers in Section 3.9, and the materiality qualifier in the penultimate sentence of Section 3.18. In calculating the Losses of any Indemnified Party hereunder, it is the intent of the parties that no recovery shall be made twice for the same Loss by virtue of the operation of any adjustment to the Closing Purchase Price pursuant to Section 1.4 and this Article 10. For the avoidance of doubt, if, for example, there is any difference between the amounts or information set forth on the Estimated Closing Purchase Price Certificate and the amounts or information set forth on the Closing Purchase Price Certificate, and an adjustment is made with respect thereto pursuant to Section 1.4, any Losses incurred by the Purchaser with respect to the specific facts giving rise to such adjustment shall not be recovered twice by operation of Section 1.4 and this Article 10.

      10.3  INDEMNIFICATION BY THE SELLING STOCKHOLDERS.

            (a) Subject to the other terms of this Article 10, each of the Selling Stockholders agrees to indemnify and hold the Purchaser and its Affiliates, including the Company (the "Purchaser Indemnified Parties"), harmless from and against such Selling Stockholder's Pro Rata Share of all claims, liabilities, obligations, costs, damages, losses and expenses, whether or not involving a Claim (including reasonable attorneys' fees and costs of investigation) of any nature (collectively, "Losses"), arising out of or relating to (i) any breach or violation of the representations or warranties of such Selling Stockholder, Holdings or the Company set forth in this Agreement (including the schedules), (ii) any breach or violation of the covenants or agreements of the Company set forth in this Agreement required to be performed prior to or at the Closing, (iii) any breach or violation of covenants or agreements of such Selling Stockholder or Holdings set forth in this Agreement,
(iv) the failure of any portion of the Indebtedness or the Transaction Expenses to be paid at or prior to Closing (other than such Indebtedness for which the Purchaser is to make payment pursuant to Section 1.2(c)), (v) except to the extent such Taxes are accrued as a liability for purposes of determining Closing Working Capital as finally determined pursuant to Section 1.4, any Taxes (A) for which the Selling Stockholders are responsible pursuant to Section 7.2 and/or
Section 7.3, (B) imposed on or incurred by any Selling Stockholder, or (C) in accordance with Section 7.6 or (vi) any failure by Holdings to pay in full and satisfy all obligations to employees of the Company (including all payments and obligations to be made or performed at Closing or at anytime after Closing) under the Incentive Plan. The Sellers shall not have a right of contribution, or any other means of recovery, from the Company for the Selling Stockholders' indemnification obligations hereunder.

            (b) "Pro Rata Share" for a specified Selling Stockholder shall mean the percentage set forth opposite his name as set forth on Schedule 10.3(b).

            (c) No Purchaser Indemnified Party may initiate a claim for indemnification under this Agreement without the prior approval of the Purchaser.

            (d) In the event that a Purchaser Indemnified Party seeks payment of an indemnification claim directly from the Selling Stockholders in accordance with this Article 10, any dispute regarding such claim shall be resolved in accordance with Section III(f) of the Escrow Agreement.

      10.4 INDEMNIFICATION BY THE PURCHASER. The Purchaser shall indemnify and hold the Sellers harmless from and against all Losses arising out of or relating to any breach or violation of the representations, warranties, covenants or agreements of the Purchaser set forth in this Agreement. In the event that the Sellers seek payment of an indemnification claim from the Purchaser in accordance with this Article 10, any dispute regarding such claim shall be resolved in accordance with Section III(f) of the Escrow Agreement.

      10.5  PROCEDURES FOR INDEMNIFICATION.

            (a) A claim for indemnification for any matter not involving a Claim may be asserted in good faith by written notice from a party or parties entitled to indemnification hereunder (the "Indemnified Party") to the party or parties required to provide such indemnification (the "Indemnifier"). The Indemnified Party shall assert a claim for indemnification by providing a written notice to the Indemnifier stating in reasonable detail the nature and basis of such claim, and such notice shall be provided to the Indemnifier as soon as reasonably practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss; provided, however, that any failure to provide the Indemnifier with such notice, or any failure to provide such notice in a timely manner as aforesaid, shall not relieve any Indemnifier from any liability that it may have to the Indemnified Party under this Article 10 except to the extent that the ability of such Indemnifier to defend such claim is materially prejudiced by the Indemnified Party's failure to give such notice.

            (b) An Indemnified Party will give the Indemnifier prompt written notice of any Legal Proceeding or demand instituted, or any claim asserted, by any third party (in each case, a "Claim") in respect of which the Indemnified Party is entitled to indemnification hereunder, stating in reasonable detail the nature and basis of such Claim, and such notice shall be provided to the Indemnifier as soon as reasonably practicable after the Indemnified Party becomes aware of the Claim; provided, however, that any failure to provide the Indemnifier with such notice, or any failure to provide such notice in a timely manner as aforesaid, shall not relieve any Indemnifier from any liability that it may have to the Indemnified Party under this Article 10 except to the extent that the ability of such Indemnifier to defend such claim is materially prejudiced by the Indemnified Party's failure to give such notice.

            (c) If the Indemnifier provides written notice to the Indemnified Party stating that the Claim is a type for which the Indemnifier is responsible within ten (10) days after the Indemnifier's receipt of written notice from the Indemnified Party of such Claim, the Indemnifier shall have the right, at the

Indemnifier's expense, to defend against, negotiate, settle or otherwise deal with such Claim and to have the Indemnified Party represented by counsel, reasonably satisfactory to the Indemnified Party, selected by the Indemnifier; provided, that the Indemnified Party may participate in any proceeding with counsel of its choice and at its expense; provided further, that the Purchaser, at any time when it believes in good faith that (i) any Claim seeks relief which would limit or otherwise adversely affect the conduct of the Business by the Company or adversely affect the business reputation of the Purchaser or its Affiliates or (ii) any Claim seeks injunctive or other non-monetary relief or asserts criminal conduct, may assume the defense and settlement of such Claim in good faith, with counsel of its choice, and be fully indemnified therefor; provided, further, that the Indemnifier may not enter into a settlement of any Claim without the written consent of the Indemnified Party unless such settlement provides the Indemnified Party with a full release from such Claim and requires no more than a monetary payment for which the Indemnified Party is fully indemnified.

            (d) The parties will cooperate fully with each other in connection with the defense of any Claim.

            (e) Notwithstanding anything to the contrary contained herein, in the event of a Contest, the provisions of Section 7.5 shall govern.

      10.6 RIGHT OF SET-OFF. If the Selling Stockholders have not satisfied in cash any indemnification obligation owed by them hereunder, the Purchaser or any of its Affiliates may, at their discretion, satisfy the unpaid portion of such obligation by, to the extent permitted by Legal Requirements, setting-off against any amounts due and owing from the Purchaser or any of its Affiliates to any of the Sellers under this Agreement, including any amounts due to Holdings pursuant to Section 1.5.

      10.7 ESCROW AGREEMENT. If any of the Purchaser Indemnified Parties seeks to make a claim for indemnification pursuant to this Article 10, then the Purchaser shall be required to submit such claim, and any disputes with respect to such claim shall be resolved, in accordance with the terms of the Escrow Agreement prior to any such Purchaser Indemnified Party seeking payment directly from any Selling Stockholder with respect to such claim to the extent there are funds available under the Escrow Agreement; provided, however, that in the case of an indemnification claim by any Purchaser Indemnified Party relating to either (a) the failure of Holdings to pay any portion of the amount due to the Purchaser after the final determination of the Closing Purchase Price pursuant to Section 1.4(e) or (b) any failure by Holdings to pay in full and satisfy all obligations to employees of the Company (including all payments and obligations to be made or performed at Closing or at anytime after Closing) under the Incentive Plan, the Purchaser Indemnified Party shall be entitled to first seek payment directly from any Seller with respect to such claim prior to submitting such claim in accordance with the terms of the Escrow Agreement; provided, further, however, that in the case of an indemnification claim by the Purchaser Indemnified Party prior to the payment by the Purchaser of any amount payable to Holdings pursuant to Section 1.4(e)(ii) following the final determination of the Closing Purchase Price, if any, the Purchaser shall be permitted to reduce such payment by the amount of such indemnification claim.

      10.8 ADJUSTMENT TO PURCHASE PRICE. All indemnification payments paid pursuant to this Article 10 shall, to the maximum extent permitted by Legal Requirements, be treated as an adjustment to the purchase price for Tax purposes. The parties hereto shall make appropriate adjustments for amounts actually recovered under any insurance coverage in determining Losses for purposes of this Article 10, provided that the Purchaser shall, and shall cause the Company to, use commercially reasonable efforts to recover any such amounts to which it is entitled under such coverage.

      10.9 LIMITATIONS ON REMEDIES. No party hereto shall be liable to the other for indirect, special, incidental, consequential or punitive damages, or lost profits, claimed by such other party resulting from such first party's breach of its obligations, agreements, representations or warranties hereunder; provided that nothing under this Section 10.9 shall preclude any recovery by an Indemnified Party against an Indemnifier for third party Claims for such damages or lost profits. The remedies provided in Article 10 shall be the exclusive remedies of the parties hereto after the Closing for monetary damages in connection with this Agreement (other than for fraud), including any breach or non-performance of any representation, warranty, covenant or agreement contained herein.

                                   ARTICLE 11

                                  MISCELLANEOUS

      11.1 NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by e-mail or fax (with written confirmation of transmission), by United States mail, certified or registered with return receipt requested, or by a nationally recognized overnight courier service, or otherwise actually delivered:

            (a)   if to the Sellers or, prior to the Closing, the Company, to:

                  Advanced Concepts, Inc.
                  9861 Broken Land Parkway, Suite 150
                  Columbia, MD 21046
                  Attention:  John Register
                  Facsimile: (410) 381-9275
                  E-mail: jregister@aci-hq.com

                  with a copy (which shall not constitute notice) to:

                  Venable LLP
                  8010 Towers Crescent Drive, Suite 300
                  Vienna, Virginia  22182
                  Attention:  Joseph C. Schmelter, Esq.
                  Facsimile:  (703) 821-8949
                  E-mail: jcschmelter@venable.com

            (b)   if to the Sellers Representative, to:

                  John Register
                  11649 Vixens Path
                  Ellicot City, MD 21042
                  E-mail: jrmjregister@msn.com

                  with a copy (which shall not constitute notice) to:

                  Venable LLP
                  8010 Towers Crescent Drive, Suite 300
                  Vienna, Virginia  22182
                  Attention:  Joseph C. Schmelter, Esq.
                  Facsimile:  (703) 821-8949
                  E-mail: jcschmelter@venable.com


            (c)   if to the Purchaser or, after the Closing, the Company, to:

                  L-1 Identity Solutions, Inc.
                  177 Broad St.
                  Stamford, CT 06901
                  Attention: James DePalma
                  Facsimile: (203) 504-1160
                  E-mail: jdepalma@L1ID.com

                  and

                  L-1 Identity Solutions, Inc.
                  177 Broad St.
                  Stamford, CT 06901
                  Attention: Mark Molina
                  Facsimile: (203) 504-1104
                  E-mail: mmolina@L1ID.com

                  with a copy (which shall not constitute notice) to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY 10153
                  Attention: Marita Makinen, Esq.
                  Facsimile: (212) 310-8007
                  E-mail: marita.makinen@weil.com

or at such other address as may have been furnished by such person in writing to the other parties. Any such notice, demand or communication shall be deemed given on the date given, if delivered in person, e-mailed or faxed (with written confirmation of transmission), on the date received, if given by registered or certified mail, return receipt requested or given by overnight delivery service, or three (3) days after the date mailed, if otherwise given by first class mail, postage prepaid.

      11.2 SEVERABILITY AND GOVERNING LAW; FORUM. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable Legal Requirements, but if any provision hereof shall be prohibited or invalid under any such Legal Requirement, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable Legal Requirements. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its conflicts of laws principles. Any proceeding arising out of or relating to this Agreement (except as otherwise contemplated by Article 10 and the Escrow Agreement) shall be brought in the state or federal courts located in the State of Delaware. This provision may be filed with any court as written evidence of the knowing and voluntary irrevocable agreement between the parties to waive any objections to venue or to convenience of forum.

      11.3 AMENDMENTS, WAIVERS. This Agreement may be amended or modified only with the written consent of the Purchaser, the Company, the Selling Stockholders and Holdings (provided that the consent of Holdings shall not be required if it has not executed the Joinder Agreement). No waiver of any term or provision hereof shall be effective unless in writing signed by the party waiving such term or provision. No failure to exercise or delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

      11.4 EXPENSES. Except as otherwise expressly provided in this Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, provided, however, that if the Closing occurs, the Sellers shall be responsible for the Transaction Expenses.

      11.5 SUCCESSORS AND ASSIGNS. This Agreement, and all provisions hereof, shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto, provided that this Agreement may not be assigned by any party without the prior written consent of the other parties hereto except that after the Closing (a) the indemnification and other rights hereunder of a party may be assigned to any bank or other financial institution which is or becomes a lender to the Purchaser or the Company or any of their respective successors and assigns and (b) this Agreement may be assigned by the Purchaser to any of its Affiliates, provided that such assignment does not relieve the Purchaser of its obligations hereunder, or to any Person acquiring substantially all of the assets, business or securities of the Company or the Purchaser, whether by merger, consolidation, sale of assets or securities or otherwise, and further provided that any such Person agrees to assume all of the Purchaser's obligations hereunder.


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



      11.6 ENTIRE AGREEMENT. This Agreement, the attached exhibits and schedules, the Confidentiality Agreement, and the other Transaction Documents contain the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

      11.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same Agreement.

      11.8 HEADINGS. The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      11.9 FURTHER ASSURANCES. Following the Closing, the Sellers, on the one hand, and the Purchaser, on the other hand, will execute and deliver to the other party such documents and take such other actions as such other party may reasonably request in order to fully consummate the Transactions (at the sole cost and expense of such other party).

      11.10 THIRD PARTY BENEFICIARIES. Nothing in the Agreement shall be construed to confer any right, benefit or remedy upon any Person that is not a party hereto or a permitted assignee of a party hereto, except as set forth in
Article 10.

      11.11 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or documents contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other agreements or documents contemplated herein.

      11.12 PUBLICITY. No party shall issue a press release or make any other public announcement concerning the Transactions before or after the Closing without the prior written consent of the Purchaser and the Sellers Representative, which consent shall not be unreasonably withheld, conditioned or delayed, except to the extent required by Legal Requirements or the applicable rules of any stock exchange on which Purchaser or its Affiliates lists securities; provided that, to the extent any such disclosure is required by any Legal Requirement or the applicable rules of any stock exchange, the party intending to make such release shall, subject to and consistent with such Legal Requirement or applicable rules of any stock exchange, consult with the other party with respect to the text thereof.

      11.13 SCHEDULES AND EXHIBITS. All schedules and exhibits to this Agreement are an integral part of this Agreement and are incorporated herein by reference in this Agreement for all purposes of this Agreement. All Schedules delivered with this Agreement shall be arranged to correspond with the numbered and lettered Sections and Subsections contained in this Agreement, (it being understood that the disclosures in any section of the disclosure schedules shall qualify only the corresponding Sections and Subsections contained in this


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



Agreement, unless it is reasonably apparent from a reading of such section of the disclosure schedule that it also applies to other sections).

      11.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      11.15 EXCLUSIVE AGENT FOR SELLERS. John Register shall serve as the exclusive agent of the Sellers for all purposes of this Agreement and the Transactions contemplated hereby (the "Sellers Representative"). Without limiting the generality of the foregoing, the Sellers Representative shall be authorized (a) in connection with the Closing, to execute all certificates, documents and agreements on behalf of and in the name of any of the Sellers necessary to effectuate the Closing and the Transactions, and (b) to negotiate, execute and deliver all amendments, modifications and waivers to this Agreement or any other agreement, document or instrument contemplated by this Agreement. The Sellers Representative also shall be exclusively authorized to take all actions on behalf of the Sellers in connection with any claims made under this Agreement or in respect of the Transactions, to bring, prosecute, defend or settle such claims, and to make and receive payments in respect of such claims on behalf of the Sellers, and no Seller shall take any such action without the Sellers Representative's prior written approval. The Sellers Representative shall not be liable to any of the Sellers for any action taken by him pursuant to this Agreement unless he has acted in bad faith or with gross negligence or willful misconduct, and the Sellers shall jointly and severally indemnify him from any Losses arising out of or relating to him serving as agent hereunder. The Sellers Representative is serving in the capacity as exclusive agent of the Sellers hereunder solely for purposes of administrative convenience.

      11.16 RIGHTS AND REMEDIES. Subject to Section 10.9, the rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties hereto agree that (a) in the event of any breach or threatened breach by any party of any covenant, obligation, or other provision of this Agreement applicable to such party, the other parties shall be entitled (in addition to any other remedy that may be available and permitted hereunder, subject to
Section 10.9) to seek (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach, and (b) neither such other parties shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

      11.17 KNOWLEDGE OF THE COMPANY. As used in this Agreement, "to the knowledge of the Company," "the Company has no knowledge" and similar phrases mean that the information to be attributed to the Company is information actually known to John Register, Frank White, Sue Baird, Pete Stea, Bill Bonacki, Dave Trout and J.P. Darr or information that such persons would reasonably be expected to know.


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



      11.18 CONSTRUCTION. The words "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole (including any exhibits and schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, Exhibits to and Schedules delivered with this Agreement unless the context shall otherwise require. The definitions given for terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "$" shall be deemed references to the lawful money of the United States of America. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The phrase "ordinary course of business" shall be deemed to be followed by the phrase "consistent with past practice."

                                   ARTICLE 12

                                   DEFINITIONS

            The following terms, as used in this Agreement, have the meanings given to them where indicated below:

      TERM                              SECTION OR PLACE WHERE DEFINED

Agreement                               Preamble
Affiliate                               Section 3.25
Balance Sheet                           Section 3.7(a)
Balance Sheet Date                      Section 3.7(a)
Base Purchase Price                     Section 1.2(a)
Benefit Plans                           Section 3.22(a)
Business                                Section 3.1(a)
Business Day                            Section 1.2(a)
Claim                                   Section 10.5(b)
Classified Contracts                    Section 3.9
Closing                                 Section 1.3
Closing Date                            Section 1.3
Closing Working Capital                 Section 1.2(a)
Closing Purchase Price                  Section 1.2(a)
Closing Purchase Price Certificate      Section 1.4(a)
Code                                    Introduction
Company                                 Preamble, Section 5.7(b)
Company Intellectual Property           Section 3.13(b)
Company Material Adverse Effect         Section 3.8
Company 401(k) Plan                     Section 5.15(c)
Confidential Information                Confidentiality Agreement
Confidentiality Agreement               Section 6.3
Contest                                 Section 7.5
Contract                                Section 1.2(a)
Covered Business                        Section 5.7(b)


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



      TERM                              SECTION OR PLACE WHERE DEFINED

Disputed Earnout Payment Notice         Section 1.5(e)
Disputed Items Notice                   Section 1.4(b)
Earnout Payment                         Section 1.5
Earnout Payment Notice                  Section 1.5(d)
Employment Agreements                   Section 8.1(f)
Environmental Laws                      Section 3.23(b)
ERISA                                   Section 3.22(a)
ERISA Affiliate                         Section 3.22(a)
Escrow                                  Section 1.2(a)
Escrow Agent                            Section 1.2(a)
Escrow Agreement                        Section 1.2(a)
Estimated Closing Purchase Price        Section 1.2(a)
Estimated Closing Purchase Price        Section 1.2(b)
Certificate
Financial Statements                    Section 3.7(b)
GAAP                                    Section 1.2(a)
Government Contract                     Section 3.10(a)
Governmental or Regulatory Authority    Section 3.10(b)
Gross Profits                           Section 1.2(a)
Hazardous Materials                     Section 3.23(b)
Holdings                                Introduction
HSR Act                                 Section 3.4(c)
Incentive Plan                          Section 5.12(a)
Income Statement                        Section 3.7(a)
Indebtedness                            Section 1.2(a)
Indemnified Party                       Section 10.5(a)
Indemnifier                             Section 10.5(a)
Intellectual Property                   Section 3.13(a)
Intellectual Property License           Section 3.13(c)
Joinder Agreement                       Section 5.13
Leased Property                         Section 3.11(b)
Legal Proceeding                        Section 3.20
Legal Requirements                      Section 3.17
Liens                                   Section 1.2(a)
Losses                                  Section 10.3(a)
Material Contracts                      Section 3.9
Noncompetition Agreements               Section 5.12(b)
Noncompetition Period                   Section 5.7(b)
Off-the-Shelf Software                  Section 3.13(d)
Permitted Liens                         Section 3.11(a)
Person                                  Section 3.6(a)
Personal Property Leases                Section 3.12(b)
Pre-Closing Taxable Periods             Section 7.3
Pre-Closing Transactions                Introduction
Pro Rata Share                          Section 10.3(b)
Purchase Commitments                    Section 3.30

      TERM                              SECTION OR PLACE WHERE DEFINED

Purchaser                               Preamble
Purchaser Indemnified Parties           Section 10.3(a)
Purchaser 401(k) Plan                   Section 5.15(c)
Real Estate Leases                      Section 3.11(b)
Required Consents                       Section 3.4(c)
Revenue                                 Section 1.2(a)
Schedule 1.2(b)(i)                      Section 1.2(b)
Schedule 1.2(b)(ii)                     Section 1.2(b)
SEC                                     Section 5.4(a)
Securities Act                          Section 3.25
Sellers                                 Introduction
Sellers Representative                  Section 11.15
Selling Stockholder or Selling          Preamble
Stockholders
Service                                 Section 3.22(b)
Shares                                  Introduction
Software                                Section 3.13(a)
Specified Representations               Section 10.1
Stock Appreciation Rights Plan          Section 1.2(a)
Tax or Taxes                            Section 3.19(a)(i)
Tax Returns                             Section 3.19(a)(ii)
Termination Fee                         Section 9.2(c)
Trade Secrets                           Section 3.13(a)
Transaction Documents                   Section 2.2
Transactions                            Introduction
Transaction Expenses                    Section 1.2(a)
Transferred Employees                   Section 5.15(a)
Treasury Regulations                    Section 1.2(a)
WARN                                    Section 3.21(b)
2007 Measurement Period                 Section 1.5(a)
2007 Revenue                            Section 1.5(a)
2007 Revenue Minimum                    Schedule 1.5
2007 Revenue Target                     Schedule 1.5
2008 Measurement Period                 Section 1.5(b)
2008 Revenue                            Section 1.5(b)
2008 Revenue Minimum                    Schedule 1.5
2008 Revenue Target                     Schedule 1.5

                  [Remainder of Page Intentionally Left Blank.]




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





      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a sealed instrument as of the date first above written.

                                          L-1 IDENTITY SOLUTIONS, INC.



                                          By: /s/ Robert V. LaPenta
                                              --------------------------------
                                          Name:  Robert V. LaPenta
                                          Title: Chairman, President and Chief
                                                 Executive Officer



                                          ADVANCED CONCEPTS, INC.



                                          By: /s/ Frank White
                                              --------------------------------
                                          Name:  Frank White
                                          Title: Chairman and Chief Executive
                                                 Officer



                                          SELLERS REPRESENTATIVE



                                          By: /s/ John Register
                                              --------------------------------
                                          Name: John Register



                                          SELLING STOCKHOLDERS



                                          /s/ Frank White
                                          ------------------------------------
                                          Frank White



                                          /s/ John Register
                                          ------------------------------------
                                          John Register




                  [Signature Page to Stock Purchase Agreement]



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